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Exhibit 7.1

TRUST INDENTURE
 made as of December 23, 2004
Between

CRYSTALLEX INTERNATIONAL CORPORATION
 as issuer

and

CIBC MELLON TRUST COMPANY
as trustee

TABLE OF CONTENTS

RECITALS		1
SECTION 1 — INTERPRETATION		1
1.1	Definitions	1
1.2	Meaning of "outstanding" for Certain Purposes	13
1.3	Interpretation Not Affected by Headings	13
1.4	Extended Meanings	13
1.5	Day Not a Business Day	14
1.6	Currency	14
1.7	Other Currencies	14
1.8	Statutes	14
1.9	Invalidity of Provisions	14
1.10	Applicable Law	14
1.11	Language	14
SECTION 2 — THE NOTES		15
2.1	No Fixed Limitation	15
2.2	Issuance in Series	15
2.3	Form of Notes	15
2.4	Notes to Rank Equally	16
2.5	Book Entry Only Notes	16
2.6	Signatures on Notes	18
2.7	Certification	18
2.8	Concerning Interest	18
2.9	Interim Notes	20
2.10	Issue of Substitutional Notes	21
2.11	Option of Holder as to Place of Payment	21
2.12	Record of Payments	21
2.13	Payment Agreements for Notes	21
2.14	Surrender for Cancellation	22
2.15	Right to Receive Indenture	22
SECTION 3 — REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF NOTES		22
3.1	Registers	22
3.2	Transfer of Notes	23
3.3	Restrictions on Transfer of Global Notes	23
3.4	Transferee Entitled to Registration	24
3.5	Closing of Register; Recording of Certain Transfers	24
3.6	Exchange of Notes	24
3.7	Ownership and Entitlement to Payment	25
3.8	Evidence of Ownership	26
3.9	No Notice of Trusts	26
3.10	Charges for Transfer and Exchange	26
SECTION 4 — ISSUE AND DELIVERY OF NOTES		27
4.1	Issuance of Notes	27
4.2	No Notes to be Issued During Default	27

i

SECTION 5 — REDEMPTION AND PURCHASE OF NOTES		27
5.1	General	27
5.2	Partial Redemption of Notes	28
5.3	Notice of Redemption	28
5.4	Notes Due on Redemption Date	29
5.5	Purchase of Notes	29
5.6	Cancellation of Notes	30
SECTION 6 — COVENANTS OF THE CORPORATION		30
6.1	General Covenants	30
6.2	Maintenance of Offices or Agencies	31
6.3	Money for Payments to Be Held in Trust	31
6.4	Trustee's Remuneration and Expenses	33
6.5	Not to Extend Time for Payment of Interest	33
6.6	Examination and Audit	33
6.7	Negative Pledge	33
6.8	Limitation on Senior Indebtedness of the Corporation	34
6.9	Limitation on Subsidiary Indebtedness	34
6.10	Limitation on Subsidiary Preferred Shares	34
6.11	No Change of Domicile	35
6.12	Transactions with Affiliates	35
6.13	Limitation on Sale of Las Cristinas Project	36
6.14	Trustee May Perform Covenants	36
6.15	Certificates Relating to Compliance and Default	36
6.16	Financial Statements	36
SECTION 7 — DEFAULTS AND REMEDIES		37
7.1	Events of Default	37
7.2	Notice of Event of Default	38
7.3	Acceleration	38
7.4	Waiver of Event of Default	39
7.5	Enforcement by the Trustee	39
7.6	Suits by Noteholders	41
7.7	Application of Money	41
7.8	Distribution of Proceeds	42
7.9	Remedies Cumulative	43
7.10	Judgment Against the Corporation	43
7.11	Immunity of Shareholders, Directors and Officers	43
SECTION 8 — CANCELLATION, DISCHARGE AND DEFEASANCE		43
8.1	Cancellation and Destruction	43
8.2	Payment of Amounts Due on Maturity	44
8.3	Repayment of Unclaimed Money	44
8.4	Discharge	44
8.5	Defeasance	45
SECTION 9 — MEETINGS OF NOTEHOLDERS		47
9.1	Right to Convene Meetings	47
9.2	Notices of Meetings	47
9.3	Chairman	47
9.4	Quorum	47
9.5	Power to Adjourn	48

9.6	Show of Hands	48
9.7	Poll	48
9.8	Voting	48
9.9	Regulations	49
9.10	Corporation and Trustee May Be Represented	49
9.11	Powers Exercisable by Unanimous Consent of Noteholders	49
9.12	Powers Exercisable by Noteholders by Extraordinary Resolution	50
9.13	Meaning of Ordinary Resolution	52
9.14	Meaning of Extraordinary Resolution	52
9.15	Powers Cumulative	52
9.16	Minutes	53
9.17	Instruments in Writing	53
9.18	Binding Effect of Resolutions	53
9.19	Serial Meetings	53
9.20	Record Dates	54
SECTION 10 — NOTICES		55
10.1	Notice to the Corporation	55
10.2	Notice to Noteholders	55
10.3	Notice to the Trustee	55
10.4	When Publication Not Required	56
10.5	Waiver of Notice	56
SECTION 11 — CONCERNING THE TRUSTEE		56
11.1	Corporate Trustee Required Eligibility	56
11.2	Certain Duties and Responsibilities of Trustee	56
11.3	No Conflict of Interest	57
11.4	Conditions Precedent to Trustee's Obligation to Act	57
11.5	Resignation and Removal; Appointment of Successor	58
11.6	Acceptance of Appointment by Successor	59
11.7	Trustee May Deal in Notes	60
11.8	No Person Dealing with Trustee Need Inquire	60
11.9	Investment of Money Held by Trustee	60
11.10	Trustee Not Required to Give Security	60
11.11	Trustee Not Required to Possess Notes	61
11.12	Evidence of Compliance	61
11.13	Form of Evidence	61
11.14	Certain Rights of Trustee	62
11.15	Merger, Conversion, Consolidation or Succession to Business	63
11.16	Action by Trustee to Protect Interests	63
11.17	Protection of Trustee	63
11.18	Authority to Carry on Business	64
11.19	Trustee Not Liable in Respect of Depository	65
11.20	Global Notes	65
11.21	Trustee Appointed Attorney	65
11.22	Acceptance of Trusts	66
11.23	No Liability for Certain Deposited Monies	66

SECTION 12 — SUPPLEMENTAL INDENTURES		66
12.1	Supplemental Indentures	66
12.2	Effect of Supplemental Indentures	67
12.3	Execution of Supplemental Indentures	67
12.4	Reference in Securities to Supplemental Indentures	67
SECTION 13 — EVIDENCE OF RIGHTS OF NOTEHOLDERS		67
13.1	Evidence of Rights of Noteholders	67
SECTION 14 — EXECUTION AND FORMAL DATE		68
14.1	Counterpart Execution	68
14.2	Formal Date	68

TRUST INDENTURE

This Indenture is made as of December 23, 2004, between:

      CRYSTALLEX INTERNATIONAL CORPORATION
      a corporation existing under the laws of Canada (the "Corporation")

and

      CIBC MELLON TRUST COMPANY
      a trust company existing under the laws of Canada,
      (the "Trustee")

RECITALS

A.    The Corporation is authorized and wishes to create and issue Notes in the manner provided in this Indenture.

B.    All necessary resolutions of the Directors have been duly passed and other proceedings taken and conditions complied with to make this Indenture valid and binding on the Corporation.

C.    The foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee.

NOW THEREFORE THIS TRUST INDENTURE WITNESSES and it is hereby covenanted, agreed and declared as follows.

SECTION 1 — INTERPRETATION

1.1    Definitions

        In this Indenture and in the Notes, unless there is something in the subject matter or context inconsistent therewith, the following expressions have the following meanings:

(1)    Affiliate has the meaning given thereto in the Securities Act (Ontario).

(2)    Authorized Investment means a short term, interest-bearing or discount debt obligation issued or guaranteed by the government of Canada or of a province of Canada or by a Canadian chartered bank (which may include an Affiliate of the Trustee), provided that such obligation is assigned a rating not lower than R-1 (mid) by Dominion Bond Rating Service Limited (or equivalent rating by its successor) or an equivalent rating by Standard and Poor's Corporation (or its successor).

(3)    BEO Participants means institutions which participate directly or indirectly in the Depository's book entry registration system for Notes.

(4)    Board means the board of directors of the Corporation.

(5)    Book Entry Only Notes means Notes of a Series which, in accordance with the terms applicable to such Series, are to be held only by or on behalf of the Depository.

(6)    Branch means the Venezuelan permanent establishment through which the Corporation is carrying out the Las Cristinas Project.

(7)    Branch Indebtedness means Indebtedness incurred by the Branch to fund the Las Cristinas Project.

(8)    Branch Secured Indebtedness means Branch Indebtedness secured by cash or Cash Equivalents.

(9)    Business Day means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day when banking institutions in Toronto are authorized or obligated by law or regulation to close.

(10)    Capital Lease means, with respect to a Person, a lease or other arrangement in respect of real or personal property that is required to be classified and accounted for as a capital lease on a balance sheet of the Person in accordance with GAAP.

(11)    Capital Lease Obligation means, with respect to a Person, the obligation of the Person to pay rent or other amounts under a Capital Lease.

(12)    Cash Equivalents means treasury bills; bankers' acceptances; publicly traded shares listed on the Toronto Stock Exchange or the New York Stock Exchange of a corporation with a market capitalization of at least U.S. $500 million; commercial paper maturing not more than 12 months from the date of issue and rated at least AA by Standards & Poor's Corporation or Aa by Moody's Investors Services; and debt Securities denominated in U.S dollars or Canadian dollars having not more than one year until final maturity, listed on a recognized stock exchange and rated at least AA by Standard & Poor's Corporation or Aa by Moody's Investors Services.

(13)    CDS means The Canadian Depository for Securities Limited and its successors.

(14)    Certified Resolution means a copy of a resolution certified by a senior officer of the Corporation to have been duly passed by the Directors and to be in full force and effect on the date of such certification.

(15)    Change of Control means a Corporation Change of Control or a Project Change of Control.

(16)    Consolidated Net Worth means the shareholders equity of the Corporation and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

(17)    Contingent Liability means, with respect to a Person, any agreement, undertaking or arrangement by which the Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or other, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the obligation, debt or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Contingent Liability will, subject to any limitation contained therein, be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the obligation, debt or other liability to which the Contingent Liability relates.

(18)    Convertible Debt means Indebtedness that is convertible into or exchangeable for common shares of the Corporation.

(19)    Corporate Trust Office means the principal trust office of the Trustee at which, at any particular time, its corporate trust business relative to this Indenture is administered. At the date hereof, the Corporate Trust Office of the Trustee is located at 320 Bay Street, P.O. Box 1, Toronto, Ontario, M5H 4A6.

(20)    Corporation means Crystallex International Corporation and its successors and assigns.

(21)    Corporation Change of Control means the occurrence of any of the following events:

  (a)
  there is a report filed on Schedule 13D, 14D-1 or 14D-1F (or any successor schedule, form or report) pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any Person, other than the Corporation, any Subsidiary of the Corporation or any employee benefit plan of either the Corporation or any Subsidiary of the Corporation, has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of Voting Shares representing more than 50% of the total voting power attached to all Voting Shares of the Corporation then outstanding; provided, however, that a person shall not be deemed to be the beneficial owner of, or to own beneficially, (1) any Securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person until such tendered securities are accepted for purchase or exchange thereunder, or (2) any Securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to applicable law, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

  (b)
  there is a report filed with any securities commission or securities regulatory authority in Canada, disclosing that any offeror (as the term "offeror" is defined in Section 89(1) of the Securities Act (Ontario) for the purpose of Section 101 of the Securities Act (Ontario), or any successor provision to either of the foregoing), other than the Corporation, any Subsidiary of the Corporation or any employee benefit plan of either the Corporation or any Subsidiary of the Corporation, has acquired beneficial ownership (within the meaning of the Securities Act (Ontario)) of, or the power to exercise control or direction over, or Securities convertible into, any voting or equity shares of the Corporation, that together with the offeror's securities (as the term "offeror's securities" is defined in Section 89(1) of the Securities Act (Ontario) or any successor provision thereto in relation to the voting or equity shares of the Corporation) would constitute Voting Shares of the Corporation representing more than 50% of the total voting power attached to all Voting Shares of the Corporation then outstanding;

  (c)
  there is consummated any amalgamation, consolidation, statutory arrangement (involving a business combination) or merger of the Corporation (1) in which the Corporation is not the continuing or surviving corporation or (2) pursuant to which any Voting Shares of the Corporation would be reclassified, changed or converted into or exchanged for cash, Securities or other property, other than (in each case) an amalgamation, consolidation, statutory arrangement or merger of the Corporation in which the holders of the Voting Shares of the Corporation immediately prior to the amalgamation, consolidation, statutory arrangement or merger have, directly or indirectly, more than 50% of the Voting Shares of the continuing or surviving corporation immediately after such transaction; or

  (d)
  any Person or group of Persons shall succeed in having a sufficient number of its nominees elected to the Board of the Corporation such that such nominees, when added to any existing director remaining on the Board after such election who was a nominee of or is an affiliate or related Person of such Person or group of Persons, will constitute a majority of the Board.

(22)    Corporation Counsel means, at any time, legal counsel retained by the Corporation.

(23)    Corporation's Auditors means, at any time, a firm of chartered accountants duly appointed as auditors of the Corporation.

(24)    Debt Accounts has the meaning ascribed to such term in Section 8.2.

(25)    Defeasance Option has the meaning ascribed to that term in Section 8.5.

(26)    Deferred Purchase Price Obligation means, with respect to a Person, an obligation issued, incurred or assumed by the Person in connection with the acquisition by the Person of an asset in respect of the deferred purchase price of the asset.

(27)    Depository means CDS or such other Person as is designated in writing by the Corporation to act as depository in respect of a Series of Book Entry Only Notes.

(28)    Directors means the directors of the Corporation or, whenever duly empowered by a resolution of the directors of the Corporation in accordance with applicable law, a committee of the directors of the Corporation, and reference to action by the Directors means action by the directors of the Corporation or action by any such committee.

(29)    Environmental Laws means all federal, provincial, state, municipal, county, local and other laws, statutes, codes, ordinances, by-laws, rules, regulations, policies, guidelines, certificates, approvals, permits, consents, directions, standards, judgments, orders and other authorizations, as well as common law, civil and other jurisprudence or authority, in each case domestic or foreign, having the force of law at any time relating in whole or in part to any Environmental Matters and any permit, order, directions, certificate, approval, consent, registration, licence or other authorization of any kind held or required to be held in connection with any Environmental Matters.

(30)    Environmental Matters means:

  (a)
  condition or substance, heat, energy, sound, vibration, radiation or odour that may affect any component of the earth and its surrounding atmosphere or affect human health or any plant, animal or other living organism; and

  (b)
  any waste, toxic substance, contaminant or dangerous good or the deposit, release or discharge of any thereof into any component of the earth and its surrounding atmosphere.

(31)    Event of Default has the meaning ascribed to such term in Section 7.1.

(32)    Extraordinary Resolution has the meaning ascribed to such term in Section 9.14.

(33)    Financial Instrument Obligations means, with respect to any Person, obligations arising under:

  (a)
  interest rate swap agreements, forward rate agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is interest rates or the price, value or amount payable thereunder is dependent or based upon interest rates or fluctuations in interest rates in effect from time to time (but excluding conventional floating rate indebtedness);

  (b)
  currency swap agreements, cross-currency agreements, forward agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates in effect from time to time; and

  (c)
  any agreement for the making or taking of any commodity (including coal, natural gas, oil and electricity), swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is any commodity or the price, value or amount payable thereunder is dependent or based upon the price or fluctuations in the price of any commodity;

or any other similar transaction, including any option to enter into any of the foregoing, or any combination of the foregoing, in each case to the extent of the net amount due or accruing due by the Person under the obligations determined by marking the obligations to market in accordance with their terms.

(34)    GAAP means, as at any date of determination, accounting principles generally accepted in Canada.

(35)    Global Note means a Note representing all or a portion of the aggregate principal amount of a Series of Notes.

(36)    Indebtedness means, with respect to a Person, without duplication:

  (a)
  all obligations of the Person for borrowed money, including obligations with respect to bankers' acceptances and contingent reimbursement obligations relating to letters of credit and other financial instruments;

  (b)
  all Financial Instrument Obligations of the Person;

  (c)
  all Deferred Purchase Price Obligations of the Person;

  (d)
  all Capital Lease Obligations and Purchase Money Obligations of the Person; and

  (e)
  all Contingent Liabilities of the Person with respect to obligations of another Person if such obligations are of the type referred to in paragraphs (a) to (d).

(37)    Inter-Company Indebtedness means, with respect to the Corporation, indebtedness of the Corporation to a Subsidiary and, with respect to a Subsidiary, indebtedness of the Subsidiary to the Corporation or to another Subsidiary.

(38)    Interest Payment Date means, for a Series of interest-bearing Notes, a date on which interest is due and payable in accordance with the terms pertaining to such Series.

(39)    Las Cristinas Project means the acquisition, exploration, development and exploitation of the mineral deposits located in the areas of the gold mineral concessions known as Cristinas 4, 5, 6 and 7 in the Municipality of Sifontes, Bolivar State, Venezuela.

(40)    Maturity Date means, with respect to a Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by declaration of acceleration, call for redemption or otherwise.

(41)    Non-Recourse Debt means, with respect to a Person, any indebtedness incurred to finance the creation, development, construction or acquisition of an asset of the Person (and any extensions, renewals or refunding of any such indebtedness) provided that the recourse of the obligee thereof against the Person is limited in all circumstances (other than in respect of false or misleading representations or warranties) to the asset (including all rights and benefits related to or arising out of the asset).

(42)    Non-Speculative Financial Instrument Obligations means, with respect to a Person, Financial Instrument Obligations of the Person entered into by the Person in the ordinary course of business for risk management purposes and not for speculative or capital raising purposes. For greater certainty, Non-Speculative Financial Instrument Obligations include Financial Instrument Obligations entered into by the Corporation or a Subsidiary in accordance with the terms of the Branch Indebtedness (or by a Subsidiary under the terms of Non-Recourse Debt).

(43)    Notes means unsecured notes of the Corporation issued or to be issued pursuant to this Indenture and represented in the form of fully registered Global Notes held by or on behalf of the Depository.

(44)    Noteholder or Holder means, at a particular time, a Person entered in the Register as a holder of one or more Notes outstanding at such time.

(45)    Noteholders' Request means, in respect of a particular Series, an instrument signed in one or more counterparts by Noteholders holding not less than 25% of the aggregate principal amount of the outstanding Notes of such Series or, in respect of all Notes, an instrument signed in one or more counterparts by Noteholders holding not less than 25% of the aggregate principal amount of all outstanding Notes, in each case requesting or directing the Trustee to take or refrain from taking the action or proceeding specified therein.

(46)    Obligations means, without duplication, with respect to a Person, all items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of the Person and all Contingent Liabilities of the Person.

(47)    Officers' Certificate means a certificate of the Corporation signed by any two officers of the Corporation in their capacities as such officers and not in their personal capacities.

(48)    Ordinary Resolution has the meaning ascribed to such term in Section 9.13.

(49)    Paying Agent means a Person authorized by the Corporation to pay the principal, Premium or interest payable in respect of any Notes on behalf of the Corporation, and may include the Trustee.

(50)    Permitted Capital Lease Obligations means, with respect to a Subsidiary, the obligation of the Subsidiary to pay rent or other amounts under a Capital Lease, other than a Capital Lease entered into as part of a Sale and Leaseback Transaction unless:

  (a)
  the property which is the subject matter of the Sale and Leaseback Transaction is owned by the Subsidiary;

  (b)
  the proceeds of sale of such property have been determined by the board of directors of the Subsidiary to be at least equal to the fair value of such property; and

  (c)
  either of the following is applicable:

  (1)
  at the time of the Sale and Leaseback Transaction, the cost of acquiring the property which is the subject matter of the Sale and Leaseback Transaction could have been financed pursuant to a Purchase Money Obligation; or

  (2)
  within 120 days after completion of the Sale and Leaseback Transaction, the Subsidiary reduces its Indebtedness, other than Indebtedness permitted pursuant to Section 6.9 (a) to (d), by an amount at least equal to the net proceeds from the Sale and Leaseback Transaction.

(51)    Permitted Encumbrances means:

  (a)
  any Security Interest securing Obligations of a Subsidiary that:

  (1)
  exists before and at the time that the Subsidiary becomes a Subsidiary;

  (2)
  was not created or assumed in contemplation or as a result of the Subsidiary becoming a Subsidiary; and

  (3)
  immediately before and after the Subsidiary becomes a Subsidiary, does not attach to the assets or secure Obligations of the Corporation or any other Subsidiary;

  (b)
  any Purchase Money Mortgage or Capital Lease of the Corporation or a Subsidiary;

  (c)
  any Security Interest in an asset created or assumed by the Corporation or a Subsidiary to secure Non-Recourse Debt of the Corporation or the Subsidiary in respect of such asset;

  (d)
  any Security Interest in cash, marketable debt Securities or accounts receivable created or assumed by the Corporation or a Subsidiary to or in favour of a bank or other lending institution to secure indebtedness of the Corporation or the Subsidiary that is payable on demand or that, on the date of issue or assumption of liability, has a term to maturity (including any right of extension or renewal) of 18 months or less and that is incurred by the Corporation or the Subsidiary in the ordinary course of business and for the purpose of carrying on the same;

  (e)
  any Security Interest in cash or marketable debt Securities created or assumed by the Corporation to secure Non-Speculative Financial Instrument Obligations of the Corporation if the aggregate value of such cash and marketable debt Securities is not more than 105% of the aggregate amount of the Non-Speculative Financial Instrument Obligations;

  (f)
  any Security Interest created or assumed by a Subsidiary in favour of the Corporation or any Wholly-Owned Subsidiary;

  (g)
  any Security Interest in an asset acquired by the Corporation or a Subsidiary that secures Obligations of any other Person, whether or not such Obligations are assumed by the Corporation or the Subsidiary, provided that the Security Interest:

  (1)
  exists before and at the time that the asset is acquired by the Corporation or the Subsidiary;

  (2)
  was not created or assumed in contemplation or as a result of the asset being acquired by the Corporation or the Subsidiary; and

  (3)
  immediately before and after the asset is acquired by the Corporation or the Subsidiary, does not attach to the assets or secure Obligations of the Corporation or any other Subsidiary;

  (h)
  any Security Interest in cash or marketable debt Securities in a sinking fund account established by the Corporation in support of a Series of Notes;

  (i)
  any Security Interest or deposit under workers' compensation, social security or similar legislation or in connection with bids, tenders, leases, contracts or expropriation proceedings or to secure public or statutory obligations, surety and appeal bonds or costs of litigation where required by law;

  (j)
  any Security Interest or privilege imposed by law, such as builders', mechanics', material men's, carriers', warehousemen's and landlords' liens and privileges; or any Security Interest or privilege arising out of judgments or awards with respect to which the Corporation or a Subsidiary at the time is prosecuting an appeal or proceedings for review and with respect to which it has secured a stay of execution pending such appeal or proceedings for review; or any Security Interest for taxes, assessments or governmental charges or levies not at the time due and delinquent or the validity of which is being contested at the time by the Corporation or a Subsidiary in good faith; or any undetermined or inchoate Security Interest or privilege incidental to current operations that has not been filed pursuant to law against the Corporation or a Subsidiary or that relates to obligations not due or delinquent; or the deposit of cash or securities in connection with any Security Interest or privilege referred to in this paragraph (j);

  (k)
  any right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, licence, franchise, grant or permit held or acquired by the Corporation or a Subsidiary, or by any statutory provision, to terminate the lease, licence, franchise, grant or permit or to purchase assets used in connection therewith or to require annual or other periodic payments as a condition of the continuance thereof;

  (l)
  any Security Interest or right of distress reserved in or exercisable under any lease for rent to which the Corporation or a Subsidiary is a party and for compliance with the terms of the lease;

  (m)
  any Security Interest created or assumed by the Corporation or a Subsidiary in favour of a public utility or any municipality or governmental or other public authority when required by the utility, municipality or other authority in connection with the operations of the Corporation or a Subsidiary;

  (n)
  any reservations, limitations, provisos and conditions expressed in original grants from the Crown or the Republic of Venezuela;

  (o)
  any minor encumbrance, such as easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other Persons, rights-of-way for sewers, electric lines, telegraph and telephone lines, oil and natural gas pipelines and other similar purposes, or zoning or other restrictions applicable to the Corporation's or a Subsidiary's use of real property, that do not in the aggregate materially detract from the value of the property or materially impair its use in the operation of the business of the Corporation or the Subsidiary;

  (p)
  any extension, renewal, alteration, substitution or replacement, in whole or in part, of a Security Interest referred to in paragraphs (a) to (o) provided that the Security Interest is limited to all or part of the same assets, the principal amount of the secured Obligations is not increased by that action, the term of the secured Obligations is not shortened and the terms and conditions of the Security Interest are no more restrictive in any material respect than the Security Interest so extended;

  (q)
  Branch Secured Indebtedness;

  (r)
  Project Secured Indebtedness; and

  (s)
  any other Security Interest created or assumed by the Corporation or a Subsidiary (in addition to the Security Interests referred to in paragraphs (a) to (r)) if, after giving effect to the Security Interest, the aggregate amount of all Indebtedness secured by Security Interests permitted by this paragraph (s) only does not at that time exceed 5% of Consolidated Net Worth.

(52)    Person means an individual, corporation, body corporate, limited partnership, general partnership, joint stock company, association, joint venture, association, company, trust, bank, fund, governmental authority or other entity or organization, whether or not recognized as a legal entity.

(53)    Preferred Shares means shares in the capital of a corporation, which rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of the corporation, to shares of any other class in the capital of the corporation.

(54)    Premium means, with respect to a Note at a particular time, the excess, if any, of the then applicable Redemption Price of such Note over the principal amount of such Note.

(55)    Project Change of Control means the occurrence of any transaction as a result of which the Corporation ceases to beneficially own, directly or indirectly, at least a majority interest in the Las Cristinas Project assets.

(56)    Project Secured Indebtedness means Branch Indebtedness secured by a Security Interest in the Las Cristinas Project assets.

(57)    Project Secured Indebtedness Limit means: (a) U.S.$200,000,000 or (b) U.S.$300,000,000 if the size of the plant at the Las Cristinas Project is increased to 40,000 tonnes of ore per day as confirmed in an Officers' Certificate delivered to the Trustee.

(58)    Purchase Money Mortgage means, with respect to a Person, any Security Interest created or assumed by the Person to secure a Purchase Money Obligation provided that such Security Interest is limited to the asset financed by such Purchase Money Obligation and is created or assumed not later than three months after such Purchase Money Obligation is issued, incurred or assumed.

(59)    Purchase Money Obligation means, with respect to a Person, indebtedness of the Person issued, incurred or assumed to finance all or part of the cost of acquiring any asset for the Person, other than shares, bonds and other Securities, or constructing, installing or improving any real property or fixtures of the Person, provided that the indebtedness is issued, incurred or assumed within 12 months after such acquisition, construction, installation or improvement, and includes any extension, renewal or refunding of any such indebtedness so long as the principal amount thereof outstanding on the date of such extension, renewal or refunding is not increased.

(60)    Record Date means the date for determining the Holders of Notes of a Series entitled to receive payment of interest on an Interest Payment Date for such Series, which date shall be the tenth Business Day prior to such Interest Payment Date or such other date as shall be specified in a Certified Resolution delivered to the Trustee.

(61)    Redemption Date has the meaning ascribed to such term in Section 5.3.

(62)    Redemption Price means, in respect of a Note, the amount, excluding interest, payable on the Redemption Date fixed for such Note.

(63)    Redemption Price Calculation Date has the meaning ascribed to such term in Section 5.3.

(64)    Register has the meaning ascribed to such term in Section 3.1.

(65)    Registrar has the meaning ascribed to such term in Section 3.1.

(66)    Sale and Leaseback Transaction means, with respect to a Person, a transaction or series of transactions pursuant to which the Person sells or transfers real or personal property owned by the Person to a third party and subsequently leases that real or personal property.

(67)    Securities means stocks, shares, units, instalment receipts, voting trust certificates, bonds, notes, other evidences of indebtedness, or other documents or instruments commonly known as securities or any certificates of interest, shares or participations in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe for, purchase or acquire any of the foregoing.

(68)    Security Interest means any security interest, assignment by way of security, mortgage, charge (whether fixed or floating), hypothec, pledge, lien or other encumbrance on or interest in property or assets that secures the payment of Obligations.

(69)    Series means a series of Notes which, unless otherwise specified in a Supplemental Indenture, consists of those Notes which have identical terms and were or are to be issued at the same time, regardless of whether such Notes are designated as a series.

(70)    Stated Maturity means the date fixed and specified in a Note as the date on which the principal of such Note is due and payable.

(71)    Subsidiary has the meaning given thereto in the Securities Act (Ontario).

(72)    Supplemental Indenture means an indenture supplemental to this Indenture pursuant to which, among other things, Notes may be authorized for issue or the provisions of this Indenture may be amended.

(73)    Trustee means the Person named as the "Trustee" in this Indenture, until a successor of such Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall refer instead to such successor Trustee.

(74)    Trustee Counsel means, at any time, legal counsel retained by the Trustee, which may or may not be counsel to the Corporation.

(75)    Voting Shares means shares in the capital of a corporation having voting power under ordinary circumstances to vote in the election of directors of the corporation.

(76)    Wholly-Owned Subsidiary means a Subsidiary all of the outstanding shares in the capital of which are owned by the Corporation or one or more Wholly-Owned Subsidiaries.

1.2    Meaning of "outstanding" for Certain Purposes

        Every Note certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it is cancelled or delivered to the Trustee for cancellation or money for the payment thereof has been set aside pursuant to Section 8, provided that:

  (a)
  if a new Note has been issued in substitution for a Note that has been mutilated, lost, stolen or destroyed, only one of such Notes shall be counted for the purpose of determining the aggregate principal amount of Notes outstanding;

  (b)
  Notes that have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof; and

  (c)
  for the purpose of any provision of this Indenture entitling Holders of outstanding Notes to vote, sign consents, requisitions or other instruments or take any other action under this Indenture or to constitute a quorum at any meeting of Noteholders, Notes owned directly or indirectly by the Corporation or any Affiliate of the Corporation shall be disregarded, provided that:

  (1)
  for the purpose of determining whether the Trustee shall be protected in acting and relying on any such vote, consent, requisition or other instrument or action or on the Noteholders present or represented at any meeting of Noteholders constituting a quorum, only the Notes which the Trustee knows are so owned shall be so disregarded; and

  (2)
  Notes so owned that have been pledged in good faith other than to the Corporation or an Affiliate of the Corporation shall not be disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote, sign consents, requisitions or other instruments or take such other actions free from the control of the Corporation or any Affiliate of the Corporation.

1.3    Interpretation Not Affected by Headings

        The division of this Indenture into Sections and clauses, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4    Extended Meanings

        In this Indenture, unless otherwise expressly provided herein or unless the context otherwise requires, words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; references to "Indenture", "this Indenture", "hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this Indenture, and not to any particular Section, clause or other portion hereof, and include all Schedules and amendments hereto, modifications or restatements hereof, and any and every Supplemental Indenture; and the expressions "Section", "clause" and "Schedule" followed by a number, letter, or combination of numbers and letters refer to the specified Section or clause of or Schedule to this Indenture.

1.5    Day Not a Business Day

        If any day on which an amount is to be determined or an action is to be taken hereunder at a particular location is not a Business Day at such location, then such amount shall be determined or such action shall be taken at or before the requisite time on the next succeeding day that is a Business Day at such location.

1.6    Currency

        Except as otherwise provided herein, all references in this Indenture to "U.S. dollars", "dollars" and "$" are to lawful money of the United States of America.

1.7    Other Currencies

        For the purpose of making any computation under this Indenture, any currency other than U.S. dollars shall be converted into U.S. dollars at the Bank of Canada noon rate of exchange on the date on which such computation is to be made.

1.8    Statutes

        Each reference in this Indenture to a statute is deemed to be a reference to such statute as amended, re-enacted or replaced from time to time.

1.9    Invalidity of Provisions

        Each provision in this Indenture or in a Note is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

1.10    Applicable Law

        This Indenture and the Notes shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario and shall be treated in all respects as Ontario contracts.

1.11    Language

        In the event of any contradiction, discrepancy or difference between the English language version and the French or other language version of the text of a Note, the English language version of such text shall govern.

SECTION 2 — THE NOTES

2.1    No Fixed Limitation

        The aggregate principal amount of Notes which may be issued under this Indenture is unlimited, but Notes may be issued hereunder only upon the terms and subject to the conditions herein provided.

2.2    Issuance in Series

        Notes may be issued in one or more Series. The Notes of each Series shall be designated in such manner, shall bear such date or dates and mature on such date or dates, shall bear interest, if any, at such rate or rates accruing from and payable on such date or dates, may be issued at such times and in such denominations, may be redeemable before maturity in such manner and subject to payment of such Premium, may be payable as to principal, interest and Premium at such place or places and in such currency or currencies, may be payable as to principal, interest and Premium in Securities of the Corporation or any other Person, may provide for such mandatory redemption, sinking fund or other analogous repayment obligations, may contain such provisions for the exchange or transfer of Notes of different denominations and forms, may have attached thereto or issued therewith Securities entitling the Holders to subscribe for, purchase or acquire Securities of the Corporation or any other Person upon such terms, may give the Holders thereof the right to convert Notes into Securities of the Corporation or any other Person upon such terms, may be defeasible at the option of the Corporation upon such terms, and may contain such other provisions, not inconsistent with the provisions of this Indenture, as may be determined by the Directors by a resolution passed at or prior to the time of issue of the Notes of such Series and set forth in a Supplemental Indenture pertaining to the Notes of such Series. At the option of the Corporation, the maximum principal amount of Notes of any Series may be limited, such limitation to be expressed in the Supplemental Indenture providing for the issuance of the Notes of such Series, and any such limitation may be increased at any time by the Corporation by means of a resolution of the Directors.

2.3    Form of Notes

        The Notes of any Series may be of different denominations and forms and may contain such variations of tenor and effect, not inconsistent with the provisions of this Indenture, as are incidental to such differences of denomination and form, including variations in the provisions for the exchange of Notes of different denominations or forms and in the provisions for the registration or transfer of Notes, and any Series of Notes may consist of Notes having different dates of issue, different dates of maturity, different rates of interest, different redemption prices, different sinking fund provisions, and partly of Notes carrying the benefit of a sinking fund and partly of Notes with no sinking fund provided therefor.

        Subject to the foregoing provisions and subject to any limitation as to the maximum principal amount of Notes of any particular Series, any Note may be issued as part of any Series of Notes previously issued.

        The Notes and the registration panel and certificate of the Trustee endorsed thereon may be in such form or forms (which may include legends) as the Directors shall by resolution determine prior to the time of issue thereof and as shall be approved by the Trustee, whose approval shall be conclusively evidenced by its certification thereof.

        The Notes of any Series may be engraved, lithographed, printed, mimeographed or typewritten, or partly in one form and partly in another, as the Corporation may determine, provided that if a Note is issued in mimeographed or typewritten form, the Corporation, on the demand of the Holder thereof, shall make available within a reasonable time after such demand, without expense to such Holder, an engraved, lithographed or printed Note in exchange therefor.

        Every Global Note of each Series of Notes authenticated and delivered by the Trustee shall bear a legend in substantially the following form:

        This Note is a Global Note within the meaning of the Trust Indenture hereinafter referred to and is registered in the name of a Depository or a nominee thereof. Unless this Note is presented by an authorized representative of The Canadian Depository for Securities Limited ("CDS") to Crystallex International Corporation or its agent for registration of transfer, exchange or payment, and any Note issued in respect thereof is registered in the name of CDS & Co., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & Co., or to such other entity as is requested by an authorized representative of CDS), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered holder hereof, CDS & Co., has an interest herein.

2.4    Notes to Rank Equally

        The Notes shall be direct unsecured obligations of the Corporation ranking (a) senior to Convertible Debt; (b) junior to Branch Secured Indebtedness; and (c) equally with each other and with the Notes of every other Series (regardless of their actual dates or terms of issue) and, except to the extent prescribed by law, with all other present and future unsubordinated and unsecured indebtedness of the Corporation.

2.5    Book Entry Only Notes

        Except as otherwise provided in a Supplemental Indenture applicable to a Series of Notes, each Series of Notes shall be issued as Book Entry Only Notes represented by one or more Global Notes. Each Global Note authenticated in accordance with any Supplemental Indenture shall be registered in the name of the Depository designated for such Global Note or a nominee thereof and delivered to such Depository or a nominee thereof as custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture and all Supplemental Indentures. Beneficial interests in the Global Note will not be shown on the Register or the records maintained by the Depository but will be represented through book-entry accounts of BEO Participants on behalf of the beneficial owners of such Global Note. None of the Corporation, the Trustee and any other Paying Agent shall have any responsibility or liability for any aspects of the records relating to or payments made by any Depository or any BEO Participant on account of the beneficial interest in any Global Note. Except as provided in this Section 2.5, owners of beneficial interests in any Global Note shall not be entitled to have Notes registered in their names and shall not receive or be entitled to receive Notes in definitive form.

        Notwithstanding any other provision in this Indenture or any provision in any Supplemental Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depository for such Global Note or a nominee thereof unless:

  (a)
  the Depository notifies the Corporation that it is unwilling or unable to continue to act as depository in connection with the Global Note and the Corporation is unable to locate a qualified successor;

  (b)
  the Corporation determines that the Depository is no longer willing, able or qualified to discharge properly its responsibilities as Holder of the Global Note and the Corporation is unable to locate a qualified successor;

  (c)
  the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and the Corporation is unable to locate a qualified successor;

  (d)
  the Corporation determines that the Notes shall no longer be held as Book Entry Only Notes through the Depository;

  (e)
  the Depository determines to transfer the Global Notes in accordance with subsection 3.3(d); or

  (f)
  such right is required by applicable law, as determined by the Corporation and the Corporation Counsel;

following which Notes in fully registered form shall be issued to the beneficial owners of such Notes or their nominees.

        Subject to the provisions of this Section 2.5, any exchange of a Global Note for Notes which are not Global Notes may be made in whole or in part in accordance with the provisions of Section 2.10, mutatis mutandis. All such Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depository for such Global Note shall direct and shall be entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to Global Notes) as the Global Note or portion thereof surrendered upon such exchange.

        Every Note authenticated and delivered upon registration of transfer of a Global Note, or in exchange for or in lieu of a Global Note or any portion thereof, whether pursuant to this Section 2.5 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depository for such Global Note or a nominee thereof.

2.6    Signatures on Notes

        All Notes shall be signed (either manually or by facsimile signature) by any two of the following officers of the Corporation: the chairman of the Board, the vice-chairman of the Board, the chief executive officer, the chief financial officer and the secretary. A facsimile signature on any Note shall for all purposes of this Indenture be deemed to be the signature of the individual whose signature it purports to be and to have been signed at the time such facsimile signature was reproduced, and each Note so signed shall be valid and binding upon the Corporation notwithstanding that any individual whose signature (either manual or facsimile) appears on a Note is not at the date of this Indenture or at the date of the Note or at the date of the certification and delivery thereof an officer of the Corporation.

2.7    Certification

        No Note issued shall be obligatory or entitle the Holder thereof to the benefit thereof until a certificate thereon has been signed by or on behalf of the Trustee substantially in the form set out in a Supplemental Indenture applicable to the Note or in some other form acceptable to the Trustee. Such certificate on any Note shall be conclusive evidence that such Note has been duly issued hereunder and is a valid obligation of the Corporation.

        The certificate of the Trustee signed on a Note shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of such Note or its issuance, and the Trustee shall not be liable for the use made of such Note or the proceeds of issuance thereof. The certificate of the Trustee signed on any Note shall, however, be a representation and warranty by the Trustee that such Note has been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture.

2.8    Concerning Interest

        Except as otherwise provided in the Supplemental Indenture applicable to a Series of Notes,

  (a)
  each Note of a Series, whether issued originally or in exchange or in substitution for previously issued Notes, shall bear interest from and including the later of:

  (1)
  its date of issue; and

  (2)
  the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Notes of such Series;

  (b)
  interest shall be payable semi-annually in arrears in equal instalments;

  (c)
  interest payable shall be computed on the basis of a year of 365 days; and

  (d)
  whenever interest is computed on the basis of a year (the "deemed year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing such product by the number of days in the deemed year.

        Subject to accrual of any interest on unpaid interest from time to time, interest on each Note shall cease to accrue from the earlier of the Maturity Date of such Note and, if such Note is called for redemption, the Redemption Date fixed for such Note, unless, in each case, upon due presentation and surrender of such Note for payment on or after such Maturity Date or Redemption Date, as the case may be, such payment is improperly withheld or refused.

        Wherever in this Indenture or a Note there is mention, in any context, of the payment of interest, such mention is deemed to include the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable pursuant to this Indenture or such Note, and express mention of interest on amounts in default in any of the provisions of this Indenture shall not be construed as excluding such interest in those provisions of this Indenture in which such express mention is not made.

        If the date for payment of any amount of principal, interest or Premium in respect of a Note is not a Business Day at the place of payment, then payment shall be made on the next Business Day at such place and the Holder of such Note shall not be entitled to any further interest or other payment in respect of the delay.

        Except as otherwise provided in a Supplemental Indenture applicable to a Series of Notes, the Corporation shall pay the interest due upon the principal amount of an interest-bearing Note (except interest payable on maturity or redemption of such Note which, at the option of the Corporation, may be paid only upon presentation of such Note for payment) by forwarding or causing to be forwarded by same day delivery a cheque for such interest (less any tax required by law to be deducted or withheld) payable on the applicable Interest Payment Date to the Holder of such Note on the Record Date for such payment at the Holder's address appearing on the Register unless otherwise directed in writing by such Holder or, in the case of joint Holders, payable to all such joint Holders and addressed to one of them at the last address appearing in the Register and negotiable at par at each of the places at which interest upon such Note is payable. The forwarding of such cheque shall satisfy and discharge the liability for the interest on such Note to the extent of the sum represented thereby (plus the amount of any tax deducted or withheld) unless such cheque is not paid on presentation at any of the places at which such interest is payable. In the event of the non-receipt of such cheque by the applicable Noteholder or the loss, theft or destruction thereof, the Corporation or the Paying Agent, upon being furnished with evidence of such non-receipt, loss, theft or destruction and indemnity reasonably satisfactory to it, shall issue or cause to be issued to such Noteholder a replacement cheque for the amount of such cheque. Notwithstanding the foregoing, the Corporation, at its option, may cause the amount payable in respect of interest to be paid to a Noteholder by wire transfer to an account maintained by such Noteholder or in any other manner reasonably acceptable to the Trustee.

        If payment of interest is made by cheque, such cheque shall be forwarded at least two Business Days prior to the applicable Interest Payment Date, and if payment is made in any other manner, such payment shall be made in a manner whereby the recipient receives credit for such payment on the applicable Interest Payment Date, provided the Trustee and the Paying Agent shall only forward such cheques upon receipt of the full amount of interest being paid in immediately available funds pursuant to Section 6.3.

2.9    Interim Notes

        Subject to the provisions of any Supplemental Indenture authorizing any Series of Notes, definitive Notes, other than Global Notes, of such Series shall be lithographed or printed with steel engraved borders. Pending the preparation and delivery to the Trustee of definitive Notes of any Series, the Corporation may execute in lieu thereof (but subject to the same provisions, conditions and limitations as herein set forth) and the Trustee may certify interim printed, mimeographed or typewritten Notes, in such forms and in such denominations and with such appropriate omissions, insertions and variations as may be approved by the Trustee and any two of the officers of the Corporation referred to in Section 2.6 (whose certification or signature, either manual or facsimile, on any such interim Notes shall be conclusive evidence of such approval) entitling the Holders thereof to receive definitive Notes of such Series in any authorized denominations and forms when the same are prepared and ready for delivery, without expense to such Holders, but the total amount of interim Notes of any Series so issued shall not exceed the total amount of Notes of such Series for the time being authorized.

        Forthwith after the issuance of any such interim Notes, the Corporation shall cause to be prepared the appropriate definitive Notes for delivery to the Holders of such interim Notes. After the preparation of definitive Notes of a Series, the interim Note or Notes of such Series shall be exchangeable for definitive Notes of such Series upon surrender of such interim Note or Notes at the Corporate Trust Office or at the principal office of any other Paying Agent, without charge to the Holder thereof. Upon surrender of any such interim Note, the Corporation shall execute and the Trustee shall authenticate and deliver in exchange for all or any part of such interim Note, one or more definitive Notes of the same Series, of any authorized denomination and of like tenor and for an aggregate principal amount equal to the aggregate principal amount of the interim Note or part thereof that is being exchanged for such definitive Note or Notes and, if part only of such interim Note is being exchanged for such definitive Note or Notes, together with such interim Note with the reduction of the principal amount thereof endorsed thereon or on a schedule annexed thereto by the Trustee or such Paying Agent or together with a new interim Note or Notes, executed by the Corporation and authenticated and delivered by the Trustee, of the same Series, of any authorized denomination and of like tenor and for an aggregate principal amount equal to the remaining principal amount of the surrendered interim Note or Notes. Upon the exchange of the entire principal amount of an interim Note for definitive Notes or for definitive Notes together with new interim Notes, the interim Note so exchanged shall be cancelled.

        Any interim Notes when duly issued shall, until exchanged for definitive Notes, entitle the Holders thereof to rank for all purposes as Noteholders and otherwise in respect of this Indenture to the same extent and in the same manner as though such exchange had actually been made. Any interest paid upon interim Notes shall be noted thereon by the Paying Agent at the time of payment unless paid by warrant or cheque to the Holder thereof.

2.10    Issue of Substitutional Notes

        If any Note issued and certified hereunder becomes mutilated or is lost, destroyed or stolen, the Corporation, in its discretion, may issue, and thereupon the Trustee shall certify and deliver, a replacement Note of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Note or in lieu of and in substitution for such lost, destroyed or stolen Note. The substituted Note shall be in a form reasonably approved by the Trustee and shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Notes. The applicant for a replacement Note shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Note so lost, destroyed or stolen as shall be satisfactory to each of the Corporation and the Trustee in their discretion, and such applicant shall also furnish indemnity, in amount and form satisfactory to each of the Corporation and the Trustee in their discretion, and shall pay the reasonable charges and expenses of the Corporation and the Trustee in connection therewith.

2.11    Option of Holder as to Place of Payment

        Except as herein otherwise provided or except as otherwise provided in an applicable Supplemental Indenture, all amounts which at any time become payable on account of any Note or any interest or Premium thereon shall be payable at the option of the Holder at any of the places at which the principal and interest in respect of such Note are payable.

2.12    Record of Payments

        The Trustee shall maintain accounts and records evidencing each payment of principal of and Premium and interest on Notes, which accounts and records shall constitute, in the absence of manifest error, prima facie evidence thereof.

        None of the Corporation, the Trustee, any other Registrar and any Paying Agent shall be liable or responsible to any Person for any aspect of the records related to or payments made on account of beneficial interests in any Global Note or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

2.13    Payment Agreements for Notes

        Notwithstanding any provision in this Indenture or any Note to the contrary, the Corporation may enter into an agreement (whether in a Supplemental Indenture or otherwise) with the Holder of a Note, or with the Person for whom such Holder is acting as nominee, providing for the payment to such Holder of the principal of and Premium and interest on such Note and all other amounts payable hereunder at a place, and by wire transfer of funds or in such other manner, other than the places or the manner specified in this Indenture or in such Note as the places and the manner for such payment, provided that (a) payment or prepayment in full of such Note shall be made only upon the surrender thereof at the place of payment as specified in the Indenture and (b) it will be a condition to the registration of any transfer of such Note that the Noteholder shall make the same available to the Trustee at its Corporate Trust Office for notation thereon of the portion of the principal amount thereof theretofore prepaid prior to any such transfer. Any such payment shall absolutely discharge the obligations of the Corporation with respect to such payment under such Note. The Corporation shall furnish to the Trustee an Officers' Certificate as to the persons with whom the Corporation has entered into such an agreement. The Corporation shall lodge a copy of any such agreement with the Trustee prior to the next Interest Payment Date of any Note to which such agreement relates. Any payment of the principal of and Premium and interest on any such Note and other amounts payable under this Indenture at such other place or in such other manner pursuant to such agreement shall, notwithstanding any other provision of this Indenture or the Notes, be valid and binding on the Corporation, the Trustee, any other Registrar, any Paying Agent, and all Holders of Notes.

2.14    Surrender for Cancellation

        If the principal amount due upon any Note shall become payable before the Stated Maturity thereof, the Person presenting such Note for payment shall surrender the same for cancellation to the Corporate Trust Office and the Corporation shall pay or cause to be paid the interest accrued and unpaid thereon (computed on a per diem basis if the date fixed for payment is not an Interest Payment Date).

2.15    Right to Receive Indenture

        Each Noteholder is entitled to receive from the Corporation a copy of this Indenture on written request and upon payment of a reasonable copying charge.

SECTION 3 — REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF NOTES

3.1    Registers

        The Corporation shall cause to be kept at the Corporate Trust Office, or at such other place and by such other Person as shall be agreed by the Corporation and the Trustee, a central register (the "Register") (the Trustee or other Person maintaining the Register being hereinafter referred to as the "Registrar") in which shall be entered the names and last known addresses of Holders of Notes and the other particulars, as prescribed by law, of the Notes held by each of them and of all transfers of such Notes. Such registration shall be noted on such Notes by the Registrar. The Registrar from time to time shall, when requested in writing so to do by the Corporation or by the Trustee, furnish the Corporation or the Trustee, as the case may be, with a list of the names and last known addresses of the Holders of Notes entered on the Register, showing the principal amount and serial numbers of the Notes held by each of them.

        The Corporation shall, or shall cause the Registrar to, furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and last known addresses of Noteholders.

        The Register shall at all reasonable times and upon prior written request be open for inspection by the Corporation, the Trustee and any Noteholder.

3.2    Transfer of Notes

        A Holder of a Note may at any time and from time to time have such Note transferred at the place at which the Register is kept pursuant to the provisions of Section 3.1.

        No transfer of a Note shall be effective as against the Corporation unless:

  (a)
  such transfer is made by the Holder of the Note or the executor, administrator or other legal representative of, or any attorney for, the Holder, duly appointed by an instrument in form and execution satisfactory to the Registrar, upon surrender to the Registrar of the Note and a duly executed form of transfer;

  (b)
  such transfer is made in compliance with applicable law;

  (c)
  such transfer is made in compliance with requirements as the Registrar may prescribe; and

  (d)
  such transfer has been noted on such Note and on the Register by the Registrar.

3.3    Restrictions on Transfer of Global Notes

        Notwithstanding any other provision of this Indenture, a Global Note registered in the name of the Depository or a nominee of the Depository may not be transferred by the Depository or such nominee except in the following circumstances or as otherwise specified in a Supplemental Indenture relating to such Global Note:

  (a)
  such Global Note may be transferred by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or to another nominee of the Depository or by the Depository or its nominee to a successor Depository or its nominee;

  (b)
  such Global Note may be transferred at any time after the Depository for such Global Note has notified the Corporation or the Corporation determines that the Depository is unwilling or unable or no longer eligible to continue as Depository for such Global Note;

  (c)
  such Global Note may be transferred at any time after the Corporation has determined, in its sole discretion, that the Notes represented by such Global Note shall no longer be held as Book Entry Only Notes; and

  (d)
  such Global Note may be transferred at any time after the Trustee has determined that an Event of Default has occurred and is continuing with respect to the Notes of the Series issued in the form of such Global Note, provided that at the time of such transfer such Event of Default has not been waived in accordance with the provisions of this Indenture.

3.4    Transferee Entitled to Registration

        The transferee of a Note shall be entitled, after the appropriate form of transfer is lodged with the Registrar and upon compliance with all other conditions in that regard required by this Indenture or by law, to be entered on the Register as the Holder of such Note free from all equities or rights of setoff or counterclaim between the Corporation and the transferor or any previous Holder of such Note, except in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

3.5    Closing of Register; Recording of Certain Transfers

        The Corporation shall not have the power to close the Register.

        Neither the Corporation nor the Registrar shall be required to:

  (a)
  effect transfers or exchanges of Notes of any Series on any Interest Payment Date for Notes of that Series or during the 10 preceding Business Days, or

  (b)
  effect transfers or exchanges of Notes of any Series:

  (1)
  from the day of any selection by the Trustee of Notes of that Series to be redeemed until the day on which notice of redemption is given pursuant to Section 5.3, or

  (2)
  that have been selected or called for redemption in whole or in part unless, upon due presentation thereof for redemption, such Notes are not redeemed.

3.6    Exchange of Notes

        Subject to Section 3.5, Notes in any authorized form or denomination may be exchanged upon reasonable notice for Notes in any other authorized form or denomination, any such exchange to be for an equivalent aggregate principal amount of Notes of the same Series, carrying the same rate of interest and having the same Maturity Date and the same redemption and sinking fund provisions, if any.

        Notes of any Series may be exchanged at the stock transfer office of the Trustee located at 199 Bay Street, Toronto, Ontario M5L 1G9 or at such other place or places as may be specified in the Notes of such Series or in the Supplemental Indenture providing for the issuance thereof, and at such other place or places as may from time to time be designated by the Corporation pursuant to Section 6.2. Any Notes tendered for exchange shall be surrendered to the Trustee. The Corporation shall execute and the Trustee shall certify all Notes necessary to carry out such exchanges. All Notes surrendered for exchange shall be cancelled.

        Notes issued in exchange for Notes which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect, provided that:

  (a)
  Notes which have been selected or called for redemption may not be exchanged for Notes of larger denominations; and

  (b)
  if a Note that has been selected or called for redemption in part is presented for exchange into Notes of smaller denominations, the Trustee shall designate, according to such method as the Trustee shall deem equitable, particular Notes of those issued in exchange, which shall be deemed to have been selected or called for redemption, in whole or in part, and the Trustee shall note thereon a statement to that effect.

3.7    Ownership and Entitlement to Payment

        The Person in whose name a Note is registered shall be deemed to be the beneficial owner thereof for all purposes of this Indenture and payment of or on account of the principal of and Premium and interest on such Note shall be made only to or upon the order in writing of such Person, and each such payment shall be a good and sufficient discharge to the Corporation, the Trustee, any other Registrar and any Paying Agent for the amount so paid.

        If a Note is registered in the name of more than one Person, the principal, Premium and interest from time to time payable in respect thereof may be paid to the order of all such Persons, failing written instructions from them to the contrary, and each such payment shall be a good and sufficient discharge to the Corporation, the Trustee, any other Registrar and any Paying Agent for the amount so paid.

        Notwithstanding any other provision of this Indenture, all payments in respect of Notes represented by a Global Note shall be made to the Depository or its nominee for subsequent payment by the Depository or its nominee to BEO Participants.

        The Holder for the time being of a Note shall be entitled to the principal, Premium and interest evidenced by such Note, free from all equities or rights of setoff or counterclaim between the Corporation and the original or any intermediate Holder thereof except in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. The receipt by any such Holder of any such principal, Premium or interest shall be a good and sufficient discharge to the Corporation, the Trustee, any other Registrar and any Paying Agent for the amount so paid, and none of the Corporation, the Trustee, any other Registrar and any Paying Agent shall be bound to inquire into the title of any such Holder.

3.8    Evidence of Ownership

        The Corporation and the Trustee may treat the Holder of a Note as the beneficial owner thereof without actual production of such Note for the purpose of any Noteholders' Request, requisition, direction, consent, instrument or other document to be made, signed or given by the Holder of such Note.

3.9    No Notice of Trusts

        Neither the Corporation nor the Trustee nor any other Registrar nor any Paying Agent shall be bound to take notice of or see to the performance or observance of any duty owed to a third Person (whether under a trust, express, implied, resulting or constructive, in respect of any Note or otherwise) by the beneficial owner or the Holder of a Note or any Person whom the Corporation or the Trustee treats, as permitted or required by law, as the beneficial owner or the Holder of such Note, and the Corporation, the Trustee or any other Registrar may transfer any Note on the direction of the Person so treated or registered as the Holder thereof, whether named as trustee or otherwise, as though that Person was the beneficial owner of such Note.

3.10    Charges for Transfer and Exchange

        For each Note exchanged or transferred, the Trustee or other Registrar, except as otherwise herein provided, may charge a reasonable amount for its services and in addition may charge a reasonable amount for each new Note issued (such amounts to be agreed upon by the Trustee or other Registrar and the Corporation from time to time), and payment of such charges and reimbursement of the Trustee or other Registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the Person requesting such exchange or transfer as a condition precedent thereto.

        Notwithstanding the foregoing, no charge (except a charge to reimburse the Trustee or other Registrar for any stamp taxes or governmental or other charges) shall be made to a Noteholder:

  (a)
  for any exchange or transfer of Notes of a Series applied for within a period of 45 days from the date of the first delivery of Notes of such Series;

  (b)
  for any exchange of Notes in denominations in excess of $1,000 for Notes in lesser denominations, provided that the Notes surrendered for exchange shall not have been issued as a result of any previous exchange other than an exchange pursuant to Section 3.10(a);

  (c)
  for any exchange of any Note that has been issued pursuant to Section 2.9; or

  (d)
  for any exchange of any Note resulting from a partial redemption pursuant to 5.2.

SECTION 4 — ISSUE AND DELIVERY OF NOTES

4.1    Issuance of Notes

        The Corporation may issue, and the Trustee shall certify and deliver to or to the order of the Corporation, Notes issuable under this Indenture, but only upon receipt by the Trustee of the following:

  (a)
  a Certified Resolution authorizing the issuance and requesting the certification and delivery of a specified principal amount of the Notes and determining the material attributes thereof;

  (b)
  an Officers' Certificate stating that no default exists in respect of any of the covenants, agreements or provisions of this Indenture or, if any such default exists, specifying the nature thereof and the action, if any, being taken by the Corporation to remedy such default;

  (c)
  an order of the Corporation for the certification and delivery of such Notes specifying the principal amount requested to be certified and delivered and having attached a Supplemental Indenture providing for the issue of such Notes; and

  (d)
  an opinion of Corporation Counsel to the effect that all legal requirements in respect of the proposed issue of such Notes have been satisfied.

        Upon the certification and delivery by the Trustee of Notes in accordance with an order of the Corporation, the Supplemental Indenture attached to such order of the Corporation shall be deemed to be a Schedule to and form part of this Indenture.

4.2    No Notes to be Issued During Default

        No Notes shall be certified and delivered hereunder if, at the time of such certification and delivery, the Corporation, to the knowledge of the Trustee, is in default hereunder, or would immediately after such issuance be in default hereunder, provided that in each case the Trustee may certify and deliver Notes notwithstanding such knowledge if the Trustee shall be satisfied, relying on the advice or opinion of Trustee Counsel or other appropriately qualified experts that such default is not material and that the Corporation is taking appropriate action to remedy such default.

SECTION 5 — REDEMPTION AND PURCHASE OF NOTES

5.1    General

        The Corporation, when not in default hereunder, shall have the right at its option to redeem, either in whole at any time or in part from time to time before Stated Maturity, Notes of any Series which by their terms are made so redeemable, at such rate or rates of Premium, on such date or dates and on such terms and conditions as shall have been determined at the time of issue of such Notes and as shall be expressed in such Notes or in the Supplemental Indenture authorizing or providing for the issue thereof.

5.2    Partial Redemption of Notes

        If less than all of the Notes of a Series for the time being outstanding are to be redeemed, the Corporation shall, at least 15 Business Days and not more than 60 Business Days before the date upon which notice of redemption is to be given to Holders of such Notes, notify the Trustee in writing of the Corporation's intention to redeem Notes of such Series and of the aggregate principal amount of Notes to be redeemed. The Notes so to be redeemed shall be selected by the Trustee on a pro rata basis (to the nearest multiple of $1,000) in accordance with the principal amount of Notes of such Series registered in the name of each Holder or by lot or by such other means as the Trustee may deem equitable and expedient. For this purpose, the Trustee may make regulations with regard to the manner in which such Notes may be so selected, and regulations so made shall be valid and binding upon all Noteholders. Notes in denominations in excess of $1,000 may be selected and called for redemption in part only (such part being $1,000 or an integral multiple thereof) and, unless the context otherwise requires, reference to Notes in this Section 5 shall be deemed to include any such part of the principal amount of Notes which shall have been so selected and called for redemption. The Holder of any Note called for redemption in part only, upon surrender of such Note for payment, shall be entitled to receive, without expense to such Holder, one or more new Notes for the unredeemed part of the Note so surrendered, and the Trustee shall certify and deliver such new Note or Notes upon receipt of the Note so surrendered.

5.3    Notice of Redemption

        Notice of intention to redeem any Notes shall be given by or on behalf of the Corporation to the Holders of the Notes which are to be redeemed, not more than 60 days and not less than 30 days prior to the date fixed for redemption (the "Redemption Date"), in the manner provided in Section 10.2. Every notice of redemption shall specify the Series and the Stated Maturity of the Notes called for redemption, the Redemption Date, the Redemption Price (or, where applicable only, the date upon which the Redemption Price shall be calculated in connection with the Notes called for redemption (the "Redemption Price Calculation Date")), and the place or places of payment, and shall state that all interest thereon shall cease from and after the Redemption Date. In addition, unless all the outstanding Notes of a Series are to be redeemed, the notice of redemption shall specify

  (a)
  in the case of a notice mailed to a Holder, the distinguishing letters and numbers of the Notes which are to be redeemed (or of such thereof as are registered in the name of such Holder);

  (b)
  in the case of a published notice, the distinguishing letters and numbers of the Notes which are to be redeemed or, if such Notes are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Notes so selected;

  (c)
  in the case of Book Entry Only Notes, that the redemption shall take place in such manner as may be agreed by the Depository, the Trustee and the Corporation; and

  (d)
  in all cases, the principal amount of each Note to be redeemed or, if any such Note is to be redeemed in part only, the principal amount of such part.

        If a notice of redemption specifies a Redemption Price Calculation Date for any Notes, the Corporation shall deliver to the Trustee, not later than the second Business Day prior to the Redemption Date for such Notes, an Officers' Certificate which specifies the Redemption Price of such Notes.

5.4    Notes Due on Redemption Date

        Upon notice of redemption having been given as specified in Section 5.3, all the Notes so called for redemption shall thereupon be and become due and payable at the Redemption Price and on the Redemption Date specified in such notice, in the same manner and with the same effect as if such date was the Stated Maturity specified in such Notes, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the money necessary to redeem such Notes shall have been deposited as provided in Section 8.2 and affidavits or other proof satisfactory to the Trustee as to the publication or mailing of such notice shall have been lodged with the Trustee, such Notes shall not be considered as outstanding hereunder and interest upon such Notes shall cease.

        If any question shall arise as to whether any notice has been given as required or any deposit has been made, such question shall be decided by the Trustee, whose decision shall be final and binding upon all parties in interest.

5.5    Purchase of Notes

        The Corporation may, at any time when it is not in default hereunder, purchase all or any of the Notes in the open market (which shall include purchase from or through an investment dealer or a firm holding membership on a recognized stock exchange), by tender or by private contract, at any price. All Notes so purchased shall forthwith be delivered to the Trustee and shall be cancelled by it and, subject to the following paragraph of this Section 5.5, no Notes shall be issued in substitution therefor.

        If, upon an invitation for tenders, more Notes of a Series are tendered at the same lowest price than the Corporation is prepared to accept, the Notes to be purchased by the Corporation shall be selected by the Trustee, in such manner (which may include selection by lot, selection on a pro rata basis, random selection by computer or any other method) as the Trustee deems equitable and expedient, from the Notes of the Series tendered by each tendering Noteholder who tendered at such lowest price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Notes of a Series may be so selected, and regulations so made shall be valid and binding upon all Noteholders, notwithstanding the fact that, as a result thereof, one or more of such Notes of the Series become subject to purchase in part only. The Holder of a Note of which a part only is purchased, upon surrender of such Note for payment, shall be entitled to receive, without expense to such Holder, one or more new Notes of the same Series for the unpurchased part so surrendered, and the Trustee shall certify and deliver such new Note or Notes upon receipt of the Note so surrendered.

5.6    Cancellation of Notes

        Subject to the provisions of Sections 5.2 and 5.5 as to Notes redeemed or purchased in part, all Notes redeemed or purchased in whole or in part by the Corporation shall not be reissued or resold and shall be forthwith delivered to and cancelled by the Trustee, and no Notes of the same Series shall be issued in substitution therefor.

SECTION 6 — COVENANTS OF THE CORPORATION

6.1    General Covenants

        The Corporation hereby covenants and agrees with the Trustee for the benefit of the Trustee and the Noteholders as follows:

  (a)
  the Corporation shall duly and punctually pay or cause to be paid to each Holder of Notes the principal thereof, interest accrued thereon and Premium payable thereon on the dates, at the places, in the currency, and in the manner specified herein or as otherwise provided in such Notes;

  (b)
  subject to the express provisions hereof, the Corporation shall carry on and conduct or shall cause to be carried on and conducted its business and the business of its Subsidiaries in a proper and efficient manner and shall keep or cause to be kept proper books of account and make or cause to be made therein true and faithful entries of all its dealings and transactions in relation to its business and the business of its Subsidiaries, as the case may be, all in accordance with GAAP, provided that nothing herein contained shall prevent the Corporation from ceasing to operate or from causing any Subsidiary to cease to operate any premises or property if in the opinion of the Directors it shall be advisable and in the best interests of the Corporation or the Subsidiary concerned to do so;

  (c)
  so long as any Notes are outstanding, the Corporation shall furnish to the Trustee a copy of the financial statements, whether annual or interim, of the Corporation and any report of the Corporation's Auditors thereon at the same time as such financial statements are filed with securities regulatory authorities;

  (d)
  subject to the express provisions hereof, the Corporation shall, and shall cause each Subsidiary to, at all times maintain its respective corporate existence, carry on and conduct its respective business in a proper, efficient and businesslike manner and in accordance with good business practice and diligently maintain, use and operate its respective properties so as to preserve and protect the earnings, incomes, rents, issues and profits thereof; and

  (e)
  the Corporation shall, and shall cause each Subsidiary to, from time to time pay or cause to be paid all taxes, rates, levies, assessments (ordinary or extraordinary), government fees or dues lawfully levied, assessed or imposed upon or in respect of its respective property or any part thereof or upon its income and profits as and when the same become due and payable and to withhold and remit any amounts required to be withheld by it from payments due to others and remit the same to any government or agency thereof, and it shall exhibit or cause to be exhibited to the Trustee, when requested, the receipts and vouchers establishing such payment and shall duly observe and conform to all applicable requirements of any governmental authority relative to any of the property or rights of the Corporation and of its Subsidiaries and all covenants, terms and conditions upon or under which any such property or rights are held; provided, however, that the Corporation and its Subsidiaries shall have the right to contest in good faith and diligently by legal proceedings any such taxes, rates, levies, assessments, government fees or dues, and during such contest, may deliver or defer payment or discharge thereof.

6.2    Maintenance of Offices or Agencies

        The Corporation shall maintain, in Toronto, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Corporation in respect of the Notes and this Indenture may be served. The Corporate Trust Office shall be such office or agency of the Corporation, unless the Corporation shall designate and maintain some other office or agency for one or more of such purposes. The Corporation shall give prompt notice to the Trustee of any change in the location of any such office or agency. If at any time the Corporation shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Corporation hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        The Corporation may from time to time designate one or more other offices or agencies (in or outside of Toronto) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Corporation of its obligation to maintain an office or agency in Toronto for such purposes. The Corporation will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

6.3    Money for Payments to Be Held in Trust

        If the Corporation shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal and Premium and interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and Premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure to so act.

        Whenever the Corporation shall have one or more Paying Agents for the Notes, it shall, on or before each due date of the principal of, and Premium and interest on, any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, Premium and interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, Premium or interest and (unless such Paying Agent is the Trustee) the Corporation shall promptly notify the Trustee of such action or any failure so to act.

        The Corporation shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

  (a)
  hold all sums held by it for the payment of the principal of and Premium and interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

  (b)
  give the Trustee notice of any default by the Corporation (or any other obligor upon the Notes) in the making of any payment of principal, Premium and interest; and

  (c)
  at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

        The Corporation may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by an order of the Corporation direct any Paying Agent to pay, to the Trustee all sums held in trust by the Corporation or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Corporation or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Corporation, in trust for the payment of the principal, Premium and interest on any Note and remaining unclaimed for six years after such principal, Premium and interest has become due and payable shall be paid, on written request of the Corporation, to the Corporation, or (if then held by the Corporation) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Corporation for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Corporation as trustee thereof, shall thereupon cease.

6.4    Trustee's Remuneration and Expenses

        The Corporation shall pay the Trustee reasonable remuneration for its services as trustee hereunder and shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of Trustee Counsel and all other advisers and assistants not regularly in its employ who have been retained by the Trustee) both before any default hereunder and thereafter until all the duties of the Trustee shall be firmly and fully performed, except any such expense, disbursement or advance as may arise from its negligence or wilful default. Any amount due under this Section 6.4 and unpaid 30 days after request for such payment shall bear interest from the expiration of such 30 days at the standard set rate of the Trustee, being 2% per month, payable on demand. After default, all amounts so payable and the interest thereon shall be payable out of any funds coming into the possession of the Trustee or its successors in the trusts hereunder in priority to any payment of the principal of, or interest or Premium on, the Notes. Such remuneration shall continue to be payable until the trusts hereof shall be finally wound up, whether or not the trusts of this Indenture shall be in course of administration by or under the direction of a court.

6.5    Not to Extend Time for Payment of Interest

        Subject to the provisions of Section 9.11 or Section 9.12 as applicable, in order to prevent any accumulation after maturity of unpaid interest, the Corporation shall not directly or indirectly extend or assent to the extension of time for payment of interest upon any Notes or directly or indirectly be or become a party to or approve any such arrangement by purchasing or funding interest on the Notes or in any other manner.

        If the time for the payment of any interest shall be so extended, whether or not such extension is by or with the consent of the Corporation, notwithstanding anything herein or in the Notes contained, such interest shall not be entitled in case of default hereunder to the benefit of this Indenture until such time as payment in full has been made of the principal of all the Notes and of all interest on such Notes the payment of which has not been so extended.

6.6    Examination and Audit

        The Corporation shall annually, within 90 days after the end of its fiscal year, have an examination and audit of the accounts, affairs and condition of the Corporation and its Subsidiaries made by the Corporation's Auditors.

6.7    Negative Pledge

        The Corporation shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Security Interest, other than Permitted Encumbrances, on or over any of its assets (present or future) to secure any Obligation, unless at the same time all the Notes then outstanding shall be secured equally and rateably therewith.

6.8    Limitation on Senior Indebtedness of the Corporation

        The Corporation shall not, directly or indirectly:

  (a)
  issue, incur, assume or otherwise become liable for or in respect of any Indebtedness ranking senior to the Notes other than Indebtedness secured by Permitted Encumbrances, including Branch Secured Indebtedness and Project Secured Indebtedness; or

  (b)
  permit Project Secured Indebtedness to exceed the Project Secured Indebtedness Limit.

6.9    Limitation on Subsidiary Indebtedness

        The Corporation shall not permit a Subsidiary to, directly or indirectly, issue, incur, assume or otherwise become liable for or in respect of any Indebtedness except:

  (a)
  Indebtedness of the Subsidiary existing at the date hereof for borrowed money, including obligations with respect to bankers' acceptances and contingent reimbursement obligations relating to letters of credit and other financial instruments;

  (b)
  Inter-Company Indebtedness of the Subsidiary;

  (c)
  Non-Recourse Debt of the Subsidiary;

  (d)
  Non-Speculative Financial Instrument Obligations of the Subsidiary;

  (e)
  Permitted Capital Lease Obligations of the Subsidiary;

  (f)
  Purchase Money Obligations of the Subsidiary; and

  (g)
  any other Indebtedness of the Subsidiary (in addition to the Indebtedness referred to in paragraphs (a) to (f)) if, after giving effect to the Indebtedness, the aggregate amount of all Indebtedness of all Subsidiaries permitted by this paragraph (g) only would not exceed 5% of Consolidated Net Worth.

        For the purposes of this covenant, the assignment by the Corporation to a third party of Inter-Company Indebtedness owing by a Subsidiary will be considered to be an incurrence of Indebtedness by that Subsidiary.

6.10    Limitation on Subsidiary Preferred Shares

        The Corporation shall not permit a Subsidiary to issue any Preferred Shares other than to the Corporation or another Subsidiary.

6.11    No Change of Domicile

        The Corporation shall not, directly or indirectly through a Subsidiary, enter into a transaction or series of transactions, other than a transaction or series of transactions involving a Change of Control, in which all or substantially all of the undertaking, property and assets of the Corporation and its Subsidiaries would become the property of any other Person, whether by way of reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale, lease or otherwise, unless the Corporation will be the continuing corporation or:

  (a)
  the Person is a corporation organized and existing under the laws of Canada or a province or territory thereof or of the United States of America or a state thereof or of the District of Columbia and expressly assumes, by a Supplemental Indenture satisfactory in form to the Trustee and Trustee Counsel and executed and delivered to the Trustee, all the covenants and obligations of the Corporation under this Indenture and all Notes;

  (b)
  at the time of and after giving effect to the reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale, lease or other transaction, no Event of Default or event that, with the passing of time or the giving of notice or both, would constitute an Event of Default has occurred and is continuing;

  (c)
  the Corporation shall have delivered to the Trustee an opinion of the Corporation Counsel and Officers' Certificate stating that the conditions precedent in this Section 6.11 have been satisfied; and

  (d)
  neither the Corporation nor the Person, either at the time of or immediately after the consummation of any such transaction and after giving full effect thereto, or immediately after compliance by the Person with the provisions of Section 6.11(a), will be insolvent or generally fail to meet, or admit in writing its inability or unwillingness to meet, its obligations as they generally become due.

        Whenever the conditions of this Section 6.11 have been duly observed and performed, the Person shall possess and from time to time may exercise each and every right and power of the Corporation under this Indenture, in the name of the Corporation or otherwise, and any act or proceeding required by any provision of this Indenture to be done or performed by any directors or officers of the Corporation may be done and performed with like force and effect by the directors or officers of the Person.

6.12    Transactions with Affiliates

        The Corporation shall not, and shall not permit any Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an "Affiliate Transaction") other than an Affiliate Transaction made pursuant to the terms of a shareholders agreement with respect to the ownership and operation of the Lo Increible properties in Venezuela or an Affiliate Transaction that, based on an Officer's Certificate to that effect, is on terms that are no less favourable than those that would have been obtained in a comparable arm's length transaction with a person who is not a "related person", as such term is defined in the Bankruptcy and Insolvency Act (Canada).

6.13    Limitation on Sale of Las Cristinas Project

        The Corporation shall not sell, lease, transfer or otherwise dispose of all or part of its interest in the Las Cristinas Project unless it receives consideration at least equal to the fair market value thereof and unless at least 75% of the consideration received consists of cash or Cash Equivalents or commitments to pay cash or the assumption of Indebtedness of the Corporation (other than Indebtedness which is subordinated to the Notes).

6.14    Trustee May Perform Covenants

        If the Corporation fails to perform any covenant on its part herein contained, the Trustee may perform any such covenant capable of being performed by it and, if any such covenant requires the payment or expenditure of money, the Trustee may make such payment or expenditure with its own funds or with money borrowed by or advanced to it for such purpose, but shall be under no obligation to do so. All sums so expended or advanced shall be repayable by the Corporation in the manner provided in Section 6.4, but no such performance or payment shall be deemed to relieve the Corporation from any default or continuing obligation hereunder.

6.15    Certificates Relating to Compliance and Default

        So long as any Notes are outstanding, the Corporation shall deliver to the Trustee within 60 days after the end of each of its first three fiscal quarters in each of its fiscal years and within 120 days after the end of each of its fiscal years, and at any other time if so requested by the Trustee, an Officers' Certificate stating that the Corporation has complied with all covenants, conditions or other requirements contained herein, non-compliance with which would, with the giving of notice or the lapse of time or otherwise, constitute an Event of Default or, if such is not the case, specifying all relevant particulars thereof, the period of existence thereof and the action the Corporation is taking or proposes to take with respect thereto. For purposes of this Section 6.15, compliance by the Corporation with the covenants, conditions or other requirements of this Indenture shall be determined without regard to any period of grace or notice requirement under this Indenture.

6.16    Financial Statements

        Following receipt of financial statements of the Corporation by the Trustee pursuant to this Indenture, the Trustee shall, while such statements are current, maintain custody of them and make them available for inspection by Noteholders upon reasonable written request. No obligation shall rest with the Trustee to analyze such statements, or evaluate the performance of the Corporation as indicated by such financial statements, in any manner whatsoever.

SECTION 7 — DEFAULTS AND REMEDIES

7.1    Events of Default

        In addition to any events specified in a Supplemental Indenture relating to a Series of Notes or except as otherwise provided in any such Supplemental Indenture, each of the following events shall be an "Event of Default" in respect of each Series of Notes:

  (a)
  failure to pay principal or Premium, if any, on any Notes when due;

  (b)
  failure to pay interest on any Notes when due if such failure continues for a period of 30 days;

  (c)
  the sale, transfer, lease or other disposition, in a transaction or series of transactions, of all or substantially all of the property and assets of the Corporation and its Subsidiaries, other than in accordance with Section 6.11;

  (d)
  failure to observe or perform any other covenant or condition contained in this Indenture or a Supplemental Indenture if such failure continues for a period of 60 days after written notice thereof has been given to the Corporation by the Trustee or the Holders of at least 25% aggregate principal amount of the Notes of any affected Series then outstanding;

  (e)
  failure by the Corporation or any Subsidiary to observe or perform any provision of any agreement under which Indebtedness is created if such failure has the effect of causing more than $10 million of such Indebtedness in the aggregate to become due and payable or to be required to be redeemed or repurchased before its stated maturity;

  (f)
  the rendering by a court of competent jurisdiction of one or more judgments against the Corporation or any Subsidiary in an aggregate amount of more than $10 million if the judgments remain undischarged or unstayed for more than 30 days;

  (g)
  proceedings are commenced for the winding-up, liquidation or dissolution of the Corporation or a Subsidiary (except as otherwise permitted under this Indenture), a decree or order of a court of competent jurisdiction is entered adjudging the Corporation or a Subsidiary a bankrupt or insolvent, or a petition seeking reorganization, arrangement or adjustment of or in respect of the Corporation or a Subsidiary is approved under applicable law relating to bankruptcy, insolvency or relief of debtors, unless the Corporation or such Subsidiary in good faith actively and diligently contests such proceedings, decree, order or approval, resulting in a dismissal or stay thereof within 60 days of commencement;

  (h)
  the Corporation or a Subsidiary makes an assignment for the benefit of its creditors, or petitions or applies to any court or tribunal for the appointment of a receiver or trustee for itself or any substantial part of its property, or commences for itself or acquiesces in any proceeding under any bankruptcy, insolvency, reorganization, arrangement or readjustment of debt law or statute or any proceeding for the appointment of a receiver or trustee for itself or any substantial part of its property, or suffers any such receivership or trusteeship and allows such suffered receivership or trusteeship to remain undischarged or unstayed for 30 days; and

  (i)
  a resolution is passed for the winding-up or liquidation of the Corporation except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 6.11 are duly observed and performed.

7.2    Notice of Event of Default

        If an Event of Default shall occur and be continuing, the Trustee shall, within 10 days after it becomes aware of the occurrence of such Event of Default, give notice of such Event of Default to the Noteholders and to the escrow agent under the escrow agreement made as of December 23, 20004 between the Corporation and CIBC Mellon Trust Company as escrow agent in the manner specified in Section 10.2; provided, however, that, except in the case of a default in the payment of the principal of, (or Premium, if any) or interest on, any Note, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders and the Trustee so advises the Corporation in writing.

        If notice of an Event of Default has been given to Noteholders and such Event of Default is thereafter remedied or cured prior to the acceleration of the Indebtedness of the Corporation hereunder pursuant to Section 7.3, notice that such Event of Default is no longer continuing shall be given by the Trustee to the Persons to whom notice of such Event of Default was given pursuant to this Section 7.2, such notice to be given within a reasonable time, not to exceed 10 days, after the Trustee becomes aware that such Event of Default has been remedied or cured during such period of time.

7.3    Acceleration

        If an Event of Default, other than that described in Section 7.1(g) to (i), occurs and is continuing, the Trustee or the Holders of not less than 25% of the principal amount of Notes of a Series of Notes then outstanding may declare the principal amount of and the Premium, if any, and any accrued and unpaid interest on all Notes of that Series then outstanding to be due and payable immediately.

        If an Event of Default described in Section 7.1(g) to (i) occurs and is continuing, the principal amount of and the Premium, if any, and accrued and unpaid interest on all Notes then outstanding shall be due and payable immediately without any declaration or other action by the Trustee or the Holders.

        Notwithstanding anything contained in this Indenture or the Notes to the contrary, if the principal amount and the Premium, if any, and any accrued and unpaid interest on Notes are due and payable automatically or by a declaration pursuant to this Section 7.3, the Corporation shall pay to the Trustee forthwith, for the benefit of the Noteholders of the affected Notes, the amount of principal of and Premium, if any, and accrued and unpaid interest (including interest on amounts in default) on those Notes and all other fees and expenses payable in regard thereto under this Indenture, together with interest thereon at the rate borne by such Notes from the date that such amounts are due and payable automatically or by declaration pursuant to this Section 7.3 until payment is received by the Trustee. Such payments, when made, shall be deemed to have been made in discharge of the Corporation's obligations under this Indenture.

7.4    Waiver of Event of Default

        Upon the happening of an Event of Default:

  (a)
  the Holders of a Series of Notes then outstanding with respect to which an Event of Default shall have occurred and be continuing, pursuant to an Extraordinary Resolution (or, in the case of an Event of Default relating to a failure to make payment of principal or a covenant or provision hereof which pursuant to Section 9.11 hereof cannot be modified or amended without the consent of the Holder of each outstanding Note affected, with the consent of the Holder of each outstanding Note of the Series) shall have the power, exercisable by requisition in writing, to instruct the Trustee to waive such Event of Default with respect to such Series and to cancel any declaration with respect to such Series made by the Trustee pursuant to Section 7.3, and the Trustee shall thereupon waive such Event of Default with respect to such Series or cancel such declaration with respect to such Series upon such terms and conditions as shall be prescribed in such requisition; and

  (b)
  the Trustee, so long as it has not become bound to declare the principal of and Premium and interest on the Notes then outstanding to be due and payable, or to obtain or enforce payment thereof, shall have the power to waive any Event of Default which has been remedied or cured or in respect of which, in the opinion of the Trustee, adequate satisfaction has been made.

        No delay or omission of the Trustee or of the Noteholders in exercising any right or power accruing upon the occurrence of an Event of Default shall impair any such right or power or shall be construed to be a waiver of such Event of Default or acquiescence therein, and no act or omission, either of the Trustee or of the Noteholders, shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

7.5    Enforcement by the Trustee

        Upon the occurrence of an Event of Default, the Trustee shall exercise the rights and powers vested in it under this Indenture.

        Subject to the provisions of Section 7.4 and to the provisions of any Extraordinary Resolution, if the Corporation fails to pay to the Trustee, forthwith after the same shall have been declared to be or has automatically become due and payable under Section 7.3, the principal of and Premium and interest on the affected Notes together with any other amounts due hereunder, the Trustee shall, upon receipt of a Noteholders' Request on behalf of the Holders of the affected Notes and upon being sufficiently indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as Trustee hereunder to obtain or enforce payment of such principal of, and Premium and interest on, those Notes together with any other amounts due hereunder by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee in the Noteholders' Request shall have been directed to take, or if the Noteholders' Request contains no such direction, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee shall deem expedient.

        The Trustee shall be entitled and is hereby empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for each of the Holders of the Notes, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and some or all of the Holders of the Notes allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective Holders of the Notes by taking and holding Notes shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective Holders of the Notes with authority to make and file in the respective names of the Holders of the Notes or on behalf of the Holders of the Notes as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the Holders of the Notes themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other documents and to do and perform any and all such acts and things, for and on behalf of such Holders of the Notes, as may be necessary or advisable, in the opinion of the Trustee acting on the advice of Trustee Counsel, in order to have the respective claims of the Trustee and of the Holders of the Notes against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims, provided that nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Noteholder.

        The Trustee shall also have power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of some or all of the Noteholders.

        All rights of action hereunder may be enforced by the Trustee without the possession of any of the Notes or the production thereof at the trial or other proceedings relative thereto. Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the applicable Holders of the Notes whose rights are enforced subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also in any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes whose rights are enforced, and it shall not be necessary to make any Holders of the Notes parties to any such proceeding.

7.6    Suits by Noteholders

        No Holder of any Note of any Series shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of, or any Premium or interest on, the Notes of such Series or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy unless:

  (a)
  the Noteholders of such Series, by Extraordinary Resolution or by Noteholders' Request, shall have made a written request to the Trustee and the Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers conferred upon it or to institute an action, suit or proceeding in its name for such purpose;

  (b)
  the Noteholders of such Series or any of them shall have furnished to the Trustee, when so requested by the Trustee, indemnity satisfactory to the Trustee with respect to the costs, expenses and liabilities to be incurred therein or thereby;

  (c)
  the Trustee shall have failed to act within a reasonable time after such notification, request and provision of indemnity; and

  (d)
  no direction inconsistent with such written request has been received by the Trustee from Holders of a majority in principal amount of the outstanding Notes of such Series.

        If a Noteholder has the right to institute proceedings under this Section 7.6, such Noteholder, acting on behalf of itself and all other Noteholders, shall be entitled to commence proceedings in any court of competent jurisdiction in which the Trustee might have commenced proceedings under Section 7.5, but in no event shall any Noteholder or combination of Noteholders have any right to seek any other remedy or institute proceedings out of court. No one or more Noteholders shall have any right in any manner whatsoever to enforce any right under this Indenture or under any Note, except in accordance with the conditions and in the manner provided in this Indenture.

7.7    Application of Money

        Except as herein otherwise expressly provided, any money received by the Trustee or a Noteholder pursuant to the provisions of this Section 7 or as a result of legal or other proceedings against the Corporation pursuant hereto, or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with other money available to the Trustee for such purpose, as follows:

  (a)
  first, in payment or in reimbursement to the Trustee of its fees, costs, charges, expenses, borrowings, advances or other amounts furnished or provided by or at the request of the Trustee in or about the administration and execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

  (b)
  second, subject to the provisions of Section 6.5 and this Section 7.7, in payment of the principal of, and Premium, if any, and accrued and unpaid interest and interest on amounts in default on, the Notes which shall then be outstanding in the priority of principal first and then Premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by an Extraordinary Resolution in respect of a Series of Notes, and in that case in such order or priority as between principal, Premium and interest as may be directed by such Extraordinary Resolution; and

  (c)
  third, in payment of the surplus, if any, of such money to the Corporation or its assigns;

provided, however, that no payment shall be made pursuant to Section 7.7(b) in respect of the principal of, or Premium or interest on, any Note which the Trustee knows is held, directly or indirectly, by or for the benefit of the Corporation or any Affiliate of the Corporation (other than any Note pledged for value and in good faith to a Person other than the Corporation or any Affiliate of the Corporation, but only to the extent of such Person's interest therein) until the prior payment in full of the principal of and Premium and interest on all Notes which are not so held.

7.8    Distribution of Proceeds

        Payments to Noteholders pursuant to Section 7.7(b) shall be made as follows:

  (a)
  at least 15 days' notice of every such payment shall be given in the manner specified in Section 10.2, specifying the time and the place or places at which the applicable Notes are to be presented and the amount of the payment and the application thereof as between principal, Premium and interest;

  (b)
  payment in respect of any Note shall be made upon presentation thereof at any one of the places specified in such notice and any such Note thereby paid in full shall be surrendered, otherwise a notation of such payment shall be endorsed thereon, but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any case upon such indemnity being given as the Trustee shall consider sufficient;

  (c)
  from and after the date of payment specified in such notice, interest shall accrue only on the amount owing on each Note after giving credit for the amount of the payment specified in such notice unless the Note in respect of which such amount is owing is duly presented on or after the date so specified and payment of such amount is not made; and

  (d)
  the Trustee shall not be required to make any payment to Noteholders unless the amount available to it for such purpose, after reserving therefrom such amount as the Trustee may think necessary to provide for the payments referred to in Section 7.7(a), exceeds two per cent of the aggregate principal amount of the Notes of the Series in default then outstanding.

7.9    Remedies Cumulative

        No remedy herein conferred upon or reserved to the Trustee or upon or to the Noteholders is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law.

7.10    Judgment Against the Corporation

        In case of any judicial or other proceedings to enforce the rights of the Noteholders, judgment may be rendered against the Corporation in favour of the Noteholders or in favour of the Trustee, as trustee for the Noteholders, for any amount which may remain due in respect of the Notes and the interest thereon.

7.11    Immunity of Shareholders, Directors and Officers

        The Noteholders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer of the Corporation or of any Person referred to in Section 6.11 for the payment of the principal of, or Premium or interest on, any of the Notes or on any covenant, agreement, representation or warranty by the Corporation herein or contained in the Notes.

SECTION 8 — CANCELLATION, DISCHARGE AND DEFEASANCE

8.1    Cancellation and Destruction

        All Notes surrendered to the Corporation, a Registrar or a Paying Agent for any purpose shall be delivered to the Trustee as soon as reasonably practicable. Each such Note and each Note surrendered to the Trustee shall be cancelled by the Trustee forthwith after all payments required in respect thereof to the date of surrender have been made. Subject to applicable law, all Notes cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee in accordance with the Trustee's ordinary practice, and the Trustee shall, at the request of the Corporation, furnish to it a cancellation or destruction certificate in respect of the Notes so cancelled or destroyed.

8.2    Payment of Amounts Due on Maturity

        Except as otherwise provided in a Supplemental Indenture applicable to a Series of Notes, the Corporation shall establish and maintain with the Trustee segregated trust accounts ("Debt Accounts") for each Series of Notes. Each such Debt Account shall be maintained by and be subject to the control of the Trustee for the purposes of this Indenture. Prior to 9:00 a.m., Toronto, Ontario time, on each Maturity Date for outstanding Notes, the Corporation shall deposit in the applicable Debt Accounts an amount sufficient to pay the amount payable in respect of such Notes on such Maturity Date (less any taxes required by law to be deducted or withheld). The Trustee shall use the funds deposited in Debt Accounts to pay, to the Holder of a Note entitled to receive payment on such Maturity Date, the principal amount of, accrued and unpaid interest if any, and Premium, if any, on such Note upon surrender of such Note at the Corporate Trust Office or at such other place as shall be designated for such purpose from time to time by the Corporation and the Trustee. The deposit of such amount to the applicable Debt Accounts shall satisfy and discharge the liability of the Corporation for the Notes to which the deposit relates to the extent of the amount deposited (plus the amount of any taxes required by applicable law to be deducted or withheld) and thereafter such Notes shall not to that extent be considered to be outstanding and the Holders shall have no right with respect thereto other than to receive out of the amount so deposited the respective amounts to which the Holders are entitled upon surrender of such Notes. Failure to make a deposit as required pursuant to this Section 8.2 shall constitute default in payment on the Notes in respect of which the deposit was required to have been made.

8.3    Repayment of Unclaimed Money

        Subject to applicable law, any amount deposited pursuant to Section 8.2 and not claimed by and paid to the Holders of Notes as provided in Section 8.2 within six years after the later of the date of such deposit and the applicable Maturity Date shall be repaid to the Corporation by the Trustee on demand, together with any interest accrued thereon, and thereupon the Trustee shall be released from all further liability with respect to such amount and thereafter the Holders of the Notes in respect of which such amount was so repaid to the Corporation shall have no rights in respect thereof and the Corporation shall be discharged from its obligations in respect thereof.

8.4    Discharge

        Upon proof being given to the Trustee that the principal of all the Notes and the Premium thereon and interest (including interest on amounts in default) thereon and other amounts payable hereunder have been paid or satisfied, or that all the outstanding Notes have matured or have been duly called for redemption and such payment or redemption has been duly and effectually provided for by payment to the Trustee or otherwise, and upon payment of all costs, charges and expenses properly incurred by the Trustee in relation to this Indenture and all interest thereon and the remuneration of the Trustee, or upon provision satisfactory to the Trustee being made therefor, the Trustee shall, at the written request and at the expense of the Corporation, execute and deliver to the Corporation such deeds or other instruments as shall be required to evidence the satisfaction and discharge of this Indenture and to release the Corporation from its covenants herein contained other than those relating to the indemnification of the Trustee.

8.5    Defeasance

        The Corporation shall have the right (the "Defeasance Option") to be released from the terms of this Indenture relating to the outstanding Notes of a Series specified by the Corporation in a written notice to the Trustee, and upon receipt of such notice the Trustee shall, at the request and expense of the Corporation, execute and deliver to the Corporation such deeds and other instruments as shall be necessary to release the Corporation from the terms of this Indenture relating to the Notes of the Series specified in such notice, except those relating to the indemnification of the Trustee, subject to the following:

  (a)
  the Corporation shall have delivered to the Trustee evidence satisfactory to the Trustee that the Corporation has:

  (1)
  segregated and deposited for the benefit of Holders of Notes of the Series sufficient funds for the payment of all principal, Premium, interest and other amounts due or to become due on the Notes of such Series to the Stated Maturity thereof,

  (2)
  segregated and deposited for the benefit of the Trustee funds or otherwise made provision for the payment of all remuneration and expenses of the Trustee to carry out its duties under this Indenture in respect of the Notes of such Series, and

  (3)
  segregated and deposited funds for the payment of present taxes owing and any taxes arising with respect to all deposited funds or other provision for payment in respect of the Notes of such Series,

    in each case irrevocably, pursuant to the terms of a trust agreement in form and substance satisfactory to the Corporation and the Trustee;

  (b)
  the Trustee shall have received an opinion or opinions of Corporation Counsel to the effect that the Holders of the Notes of such Series will not be subject to any additional taxes as a result of the exercise by the Corporation of the Defeasance Option with respect to such Notes and that such Holders will be subject to taxes, if any, including those in respect of income (including taxable capital gains), on the same amount, in the same manner and at the same time or times as would have been the case if the Defeasance Option had not been exercised in respect of such Notes;

  (c)
  no Event of Default shall have occurred and be continuing on the date of the deposit referred to in Section 8.5(a);

  (d)
  such release does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Corporation is a party or by which the Corporation is bound;

  (e)
  the Corporation shall have delivered to the Trustee an Officers' Certificate stating that the deposit referred to in Section 8.5(a) was not made by the Corporation with the intent of preferring the Holders of the Notes of such Series over the other creditors of the Corporation or with the intent of defeating, hindering, delaying or defrauding creditors of the Corporation or others; and

  (f)
  the Corporation shall have delivered to the Trustee an Officers' Certificate and an opinion of Corporation Counsel as required pursuant to Sections 11.12 and 11.13, stating that all conditions precedent provided for or relating to the exercise of such Defeasance Option have been complied with.

        The Corporation shall be deemed to have made due provision for the depositing of funds if it deposits or causes to be deposited with the Trustee under the terms of an irrevocable trust agreement in form and substance satisfactory to the Corporation and the Trustee (each acting reasonably), solely for the benefit of the Holders of the Notes of the Series specified therein, money or debt Securities constituting direct obligations of Canada or an agency or instrumentality of Canada, which will be sufficient, in the written opinion of a firm of independent chartered accountants or an investment dealer acting reasonably and acceptable to the Trustee, to provide for payment in full when due of the Notes of such Series and all other amounts from time to time due and owing under this Indenture which pertain to the Notes of such Series.

        The Trustee shall hold in trust all money or Securities deposited with it pursuant to this Section 8.5 and shall apply the deposited money and the money derived from such Securities in accordance with this Indenture to the payment of principal of and Premium and interest on the Notes and, as applicable, other amounts.

        If the Trustee is unable to apply any money or Securities in accordance with this Section 8.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation's obligations under this Indenture and the Notes shall be revived and reinstated as though no money or Securities had been deposited pursuant to this Section 8.5 until such time as the Trustee is permitted to apply all such money or Securities in accordance with this Section 8.5, provided that if the Corporation has made any payment in respect of principal, Premium or interest on any Notes or, as applicable, other amounts because of the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Securities held by the Trustee.

SECTION 9 — MEETINGS OF NOTEHOLDERS

9.1    Right to Convene Meetings

        The Trustee may at any time and from time to time convene a meeting of Noteholders, and the Trustee shall convene a meeting of Noteholders upon receipt of a request of the Corporation or a Noteholders' Request and upon being indemnified to its reasonable satisfaction by the Corporation or by the Noteholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting. If the Trustee fails within 30 days after receipt of any such request and such indemnity to give notice convening a meeting, the Corporation or such Noteholders, as the case may be, may convene such meeting. Every such meeting shall be held in Toronto, Ontario, or at such other place as may be approved or determined by such of the Trustee, the Corporation or the Noteholders as convened the meeting in accordance with this Section 9.1.

9.2    Notices of Meetings

        Notice of a meeting of Noteholders shall be given to the Noteholders in the manner specified in Section 10.2 at least 25 days prior to the date of the meeting, and a copy of any notice sent by mail to Noteholders shall be sent by mail to the Trustee (unless the meeting has been called by it) and to the Corporation (unless the meeting has been called by it). A notice of a meeting of Noteholders shall state the time and place at which the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat, and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Section 9.

9.3    Chairman

        The Noteholders present in person or represented by proxy shall choose an individual present to be the chairman of the meeting.

9.4    Quorum

        Subject to the provisions of Section 9.13, the quorum for a meeting of Noteholders shall be the Holder or Holders, present in person or represented by proxy, of at least 25% of the aggregate principal amount of the Notes then outstanding. If a quorum is not present within 30 minutes from the time fixed for the holding of a meeting, the meeting, if convened by the Noteholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place, and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Noteholders present in person or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent at least 25% of the aggregate principal amount of the Notes then outstanding.

9.5    Power to Adjourn

        The chairman of a meeting at which a quorum of Noteholders is present may, with the consent of the Holder or Holders of a majority of the aggregate principal amount of the Notes present or represented thereat, adjourn such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

9.6    Show of Hands

        Except as otherwise provided in this Indenture, every resolution submitted to a meeting shall be decided by a majority of the votes cast on a show of hands, and unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

9.7    Poll

        On every resolution proposed to be passed as an Extraordinary Resolution and on any other resolution submitted to a meeting in respect of which the chairman of the meeting or one or more Noteholders or proxyholders for Noteholders holding at least $10,000 principal amount of Notes demands a poll, a poll shall be taken in such manner and either at once or after an adjournment as the chairman of the meeting shall direct.

9.8    Voting

        On a show of hands, every Person who is present and entitled to vote, whether as a Noteholder or as proxyholder for one or more Noteholders or both, shall have one vote. On a poll, each Noteholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Notes held by such Noteholder on the record date fixed for the meeting. A proxyholder need not be a Noteholder. In the case of joint Holders of a Note, any one of them present in person or represented by proxy at the meeting may vote in the absence of the other or others, but if more than one of them are present in person or represented by proxy, they shall vote together in respect of the Notes of which they are joint Holders. Subject to the provisions of Section 9.9, in the case of Notes held by a Person other than an individual, an officer or representative of such Person may vote the Notes held by it unless there shall be more than one officer or representative of such Person present at the meeting, and those officers or individuals present do not agree on how the Notes may be voted, in which case a written proxy shall be required to determine who may vote the Notes and how such Notes are to be voted.

        In the case of a Global Note, the Depository may appoint or cause to be appointed a Person or Persons as proxies and shall designate the number of votes entitled to each such Person, and each such Person shall be entitled to be present at any meeting of Noteholders and shall be the Persons entitled to vote at such meeting in accordance with the number of votes set out in the Depository's designation.

9.9    Regulations

        The Trustee, or the Corporation with the approval of the Trustee, may from time to time make and from time to time vary such regulations as it shall from time to time think fit providing for or governing the following:

  (a)
  voting by proxy by Noteholders, the form of the instrument appointing a proxyholder (which shall be in writing) and the manner in which it may be executed, and the authority to be provided by any Person signing a proxy on behalf of a Noteholder;

  (b)
  the deposit of instruments appointing proxyholders at such place as the Trustee, the Corporation or the Noteholders convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same shall be deposited; and

  (c)
  the deposit of instruments appointing proxyholders at an approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxyholders to be provided before the meeting to the Corporation or to the Trustee at the place at which the meeting is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

        Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Except as such regulations may provide, the only Persons who shall be recognized at a meeting as the Holders of any Notes, or as entitled to vote or be present at the meeting in respect thereof, shall be registered Noteholders and Persons whom registered Noteholders have by instrument in writing duly appointed as their proxyholders.

9.10    Corporation and Trustee May Be Represented

        The Corporation and the Trustee, by their respective officers, directors and employees, and the legal advisers of the Corporation and the Trustee may attend any meeting of the Noteholders, but shall have no voting rights.

9.11    Powers Exercisable by Unanimous Consent of Noteholders

        The following powers of the Noteholders shall be exercisable from time to time only with the consent of the Holder of each outstanding Note of each affected Series:

  (a)
  reduce the principal amount at maturity of, extend the fixed maturity of, or alter the redemption provisions of, such Notes;

  (b)
  change the currency in which any Notes or any Premium or interest thereon is payable;

  (c)
  reduce the percentage in principal amount at maturity outstanding of such Notes that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture, applicable Supplemental Indenture or such Notes;

  (d)
  impair the right to institute suit for the enforcement of any payment on or with respect to such Notes;

  (e)
  waive a default in payment with respect to such Notes;

  (f)
  reduce the rate or extend the time for payment of interest on such Notes;

  (g)
  affect the ranking of such Notes in a manner adverse to the Holder of the Notes; or

  (h)
  make any changes to the Indenture, applicable Supplemental Indenture or such Notes that could result in the Corporation being required to make any withholding or deduction from payments made under or with respect to such Notes.

9.12    Powers Exercisable by Noteholders by Extraordinary Resolution

        Subject to the provisions of Sections 7.4 and 9.11 of this Indenture, the following powers of the Noteholders shall be exercisable from time to time only by Extraordinary Resolution:

  (a)
  power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Noteholders or any of them or, subject to the Trustee's prior consent, the Trustee against the Corporation or against its property, whether such rights arise under this Indenture or the Notes or otherwise, provided that such sanctioned actions are not prejudicial to the Trustee;

  (b)
  power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture which shall be agreed to by the Corporation and to authorize the Trustee to concur in and execute any Supplemental Indenture embodying any modification, change, addition or omission;

  (c)
  power to sanction any scheme for the reconstruction or reorganization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with or into any other Person or for the sale, leasing, transfer or other disposition of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction shall be necessary in respect of any transaction which is not subject to any restriction in Section 6;

  (d)
  power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution (subject to the Trustee being sufficiently funded and indemnified to its reasonable satisfaction) or to refrain from exercising any such power, right, remedy or authority;

  (e)
  power to waive and direct the Trustee to waive any Event of Default and to cancel any declaration made by the Trustee pursuant to Section 7.3 either unconditionally or upon any condition specified in such Extraordinary Resolution;

  (f)
  power to restrain any Noteholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal of, or interest or Premium on, any Notes or for the purpose of executing any trust or power hereunder;

  (g)
  power to direct any Noteholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 7.6, of the costs, charges and expenses reasonably and properly incurred by such Noteholder in connection therewith;

  (h)
  power to remove the Trustee at any time;

  (i)
  power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other Securities of the Corporation; and

  (j)
  power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee to exercise, on behalf of the Noteholders, such of the powers of the Noteholders as are exercisable by Extraordinary Resolution or otherwise as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee and the Trustee. Such committee shall consist of such number of individuals as shall be prescribed in the resolution appointing it and the members need not be Noteholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Noteholders. Neither the committee nor any member thereof nor the Trustee shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith.

        Except as otherwise provided in this Indenture, all other powers of and matters to be determined by the Noteholders may be exercised or determined from time to time by Ordinary Resolution.

9.13    Meaning of Ordinary Resolution

        The expression "Ordinary Resolution" when used in this Indenture means, except as otherwise provided in this Indenture, a resolution proposed to be passed as an ordinary resolution at a meeting of Noteholders of a Series of Notes or of all Notes, as the case may be, duly convened for the purpose and held in accordance with the provisions of this Section 9 at which a quorum of such Noteholders is present and passed by the affirmative votes of Noteholders present in person or represented by proxy at the meeting who hold more than 50% of the aggregate principal amount of the Notes voted in respect of such resolution.

9.14    Meaning of Extraordinary Resolution

        The expression "Extraordinary Resolution" when used in this Indenture means, except as otherwise provided in this Indenture, a resolution proposed to be passed as an extraordinary resolution at a meeting of Noteholders of a Series of Notes or of all Notes, as the case may be, duly convened for the purpose and held in accordance with the provisions of this Section at which the Holders of at least 51% of the aggregate principal amount of the applicable Series of Notes or of all Notes, as the case may be, then outstanding are present in person or represented by proxy and passed by the affirmative votes of Noteholders present in person or represented by proxy at the meeting who hold not less than 66 2/3% of the aggregate principal amount of the Notes voted in respect of such resolution.

        If, at any such meeting, the Holders of at least 51% of the aggregate principal amount of the applicable Series of Notes or of all Notes, as the case may be, then outstanding are not present in person or represented by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Noteholders, shall be dissolved, but in any other case the meeting shall stand adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman of the meeting. Notice of the time and place that such adjourned meeting is to be reconvened shall be given to the Noteholders in the manner specified in Section 10.2 at least 10 days prior to the date the adjourned meeting is to be reconvened. Such notice shall state that at the adjourned meeting the Noteholders present in person or represented by proxy shall constitute a quorum, but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting, the Noteholders present in person or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened, and a resolution proposed to be passed as an extraordinary resolution at such adjourned meeting and passed by the requisite vote as provided in this Section 9.14 shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the Holders of at least 51% of the aggregate principal amount of the Notes then outstanding are not present in person or represented by proxy at such adjourned meeting.

9.15    Powers Cumulative

        Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Noteholders may be exercised from time to time, and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the rights of the Noteholders to exercise the same or any other such power or powers or combination of powers thereafter from time to time.

9.16    Minutes

        Minutes of all resolutions and proceedings at every meeting of Noteholders shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Noteholders, shall be prima facie evidence of the matters therein stated and, unless the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had shall be deemed to have been duly passed and had.

9.17    Instruments in Writing

        All actions which may be taken and all powers which may be exercised by the Noteholders at a meeting held as provided in this Section 9 may also be taken and exercised by an instrument in writing signed in one or more counterparts by the Holders of more than 50%, in the case of an Ordinary Resolution, or not less than 66 2/3%, in the case of an Extraordinary Resolution, of the aggregate outstanding principal amount of a Series of Notes or of all Notes, as applicable, and the expressions "Ordinary Resolution" and "Extraordinary Resolution" when used in this Indenture shall include any instrument so signed.

9.18    Binding Effect of Resolutions

        Every resolution passed in accordance with the provisions of this Section 9 at a meeting of Noteholders shall be binding upon all the Noteholders, whether present at or absent from such meeting, and every instrument in writing signed by Noteholders in accordance with Section 9.17 shall be binding upon all the Noteholders, whether signatories thereto or not, and each and every Noteholder and the Trustee (subject to the provisions for its remuneration, indemnification and protection herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

9.19    Serial Meetings

        If any business to be transacted at a meeting of Noteholders or any action to be taken or power to be exercised by instrument in writing pursuant to Section 9.17 especially affects the rights of the Holders of Notes of one or more Series in a manner or to an extent differing from that in which it affects the rights of the Holders of Notes of any other Series, then:

  (a)
  reference to such fact, indicating the Notes of each Series so especially affected, shall be made in the notice of such meeting and the meeting shall be and is herein called a "serial meeting";

  (b)
  the Holders of Notes of a Series so especially affected shall not be bound by any action taken or power exercised at a serial meeting unless in addition to the other provisions of this Section 9:

  (1)
  there are present in person or represented by proxy at such meeting Holders of at least 25% (or, for the purpose of passing an Extraordinary Resolution, at least 51%) of the aggregate principal amount of the Notes of such Series then outstanding, subject to the provisions of this Section 9 as to adjourned meetings, and

  (2)
  the resolution is passed by the favourable votes of the Holders of more than 50% (or, in the case of an Extraordinary Resolution, not less than 66 2/3%) of the aggregate principal amount of Notes of such Series voted on the resolution; and

  (c)
  the Holders of Notes of a Series so especially affected shall not be bound by any action taken or power exercised by instrument in writing under Section 9.17 unless, in addition to the other provisions of this Section 9, such instrument is signed in one or more counterparts by the Holders of more than 50%, in the case of an Ordinary Resolution, or not less than 66 2/3%, in the case of an Extraordinary Resolution, of the aggregate principal amount of the Notes of such Series then outstanding.

        Notwithstanding anything herein contained, any covenant or other provision contained herein which is expressed to be effective only so long as any Notes of a particular Series remain outstanding may be modified by the required resolution or consent of the Holders of the Notes of such Series in the same manner as if the Notes of such Series were the only Notes outstanding hereunder. In addition, if any business to be transacted at any meeting or any action to be taken or power to be exercised by instrument in writing does not adversely affect the rights of the Holders of Notes of one or more other Series, the provisions of this Section 9 shall apply as if the Notes of each other Series were not outstanding and no notice of any such meeting need be given to the Holders of Notes of such Series.

9.20    Record Dates

        If the Corporation shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Corporation may, at its option, by or pursuant to a Certified Resolution, fix in advance a record date for the determination of such Holders entitled to provide such request, demand, authorization, direction, notice, consent, waiver or other action, but the Corporation shall have no obligation to do so. Any such record date shall be the record date specified in or pursuant to such Certified Resolution.

        If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Notes then outstanding shall be computed as of such record date.

SECTION 10 — NOTICES

10.1    Notice to the Corporation

        Any notice to the Corporation under the provisions hereof shall be valid and effective if delivered to the Chief Financial Officer of the Corporation at 18 King Street East, Suite 1210, Toronto, Ontario M5C 1C4, or if sent by facsimile transmission (with receipt confirmed) to the attention of the Chief Financial Officer of the Corporation at (416) 203-0099, and shall be deemed to have been validly given at the time of delivery or transmission if it is received prior to 4:00 p.m. on a Business Day, failing which it shall be deemed to have been given on the next Business Day. The Corporation may from time to time notify the Trustee of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Corporation for all purposes of this Indenture.

10.2    Notice to Noteholders

        Unless otherwise expressly provided in this Indenture or, in relation to a particular Series, in the applicable Supplemental Indenture, any notice to Noteholders under the provisions hereof shall be valid and effective if it is delivered, sent by electronic communication or mailed postage prepaid, addressed to such Noteholders, at their addresses or electronic communication numbers, if any, appearing in the Register and, subject as provided in this Section 10.2, shall be deemed to have been received at the time of delivery or sending by electronic communication or on the 5th Business Day after the day on which it was mailed. Any notice made by delivery or sent by electronic communication on a day other than a Business Day, or after 4:00 p.m. (Toronto time) on a Business Day, shall be deemed to be received on the next following Business Day. All notices to joint Holders of any Notes may be given to whichever one of the Holders thereof is named first in the Register, and any notice so given shall be sufficient notice to all holders of such Note. In the event of a postal disruption, notice to Noteholders shall be given or sent by other appropriate means.

10.3    Notice to the Trustee

        Any notice to the Trustee under the provisions hereof shall be valid and effective if delivered to the Trustee at 320 Bay Street, P.O. Box 1, Toronto, Ontario, M5H 4A6, Attention: Vice-President, Corporate Trust Services, or if sent by facsimile transmission (with receipt confirmed) to (416) 643-5570 and shall be deemed to have been validly given at the time of delivery or transmission if it is received prior to 4:00 p.m. on a Business Day, failing which it shall be deemed to have been given on the next Business Day. The Trustee may from time to time notify the Corporation of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Trustee for all purposes of this Indenture.

10.4    When Publication Not Required

        If at any time a notice is required by this Indenture to be published in a particular city and no newspaper of general circulation is then being published and circulated on a daily basis in that city, the Corporation shall not be required to publish such notice in that city.

10.5    Waiver of Notice

        Any notice provided for in this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waivers.

SECTION 11 — CONCERNING THE TRUSTEE

11.1    Corporate Trustee Required Eligibility

        The Trustee shall at all times be a corporation organized under the laws of Canada or any province thereof and authorized under such laws and the laws of the Province of Ontario to carry on trust business therein. If at any time the Trustee shall cease to be eligible in accordance with this Section 11, it shall resign immediately in the manner and with the effect hereinafter specified in this Section 11.

11.2    Certain Duties and Responsibilities of Trustee

        In the exercise of the rights, powers and duties prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances, and shall duly observe and comply with the provisions of any legislation and regulations which relate to the functions or role of the Trustee as a fiduciary hereunder. The duties and obligations of the Trustee shall be determined solely by the provisions hereof and, accordingly, the Trustee shall not be responsible except for the performance of such duties and obligations as they have undertaken herein.

        None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers nor shall the Trustee be so compelled pursuant to any provisions contained in this Indenture.

        The Trustee, upon the occurrence or at any time during the continuance of any act, action or proceeding, may require the Noteholders at whose instance it is acting to deposit with it any Notes held by them, for which Notes the Trustee shall issue receipts.

        Notwithstanding any other provisions of this Indenture to the contrary, every provision of this Indenture that by its terms relieves the Trustee of liability or entitles the Trustee to rely or act upon any evidence submitted to it is subject to the provisions of applicable legislation, this Section 11.2 and Section 11.3.

        No provision of this Indenture shall operate to confer any obligation, duty or power on the Trustee in any jurisdiction in which it does not have the legal capacity required to assume, hold or carry out such obligation, duty or power. For the purposes of this Section 11.2, legal capacity includes, without limitation, the capacity to act as a fiduciary in such jurisdiction.

11.3    No Conflict of Interest

  (a)
  The Trustee represents to the Corporation that at the date of the execution and delivery of this Indenture there exists no material conflict of interest in the Trustee's role as a fiduciary hereunder. If at any time a material conflict of interest exists in respect of the Trustee's role as a fiduciary under this Indenture that is not eliminated within 90 days after the Trustee becomes aware that such a material conflict of interest exists, the Trustee shall resign from the trusts under this Indenture by giving notice in writing of such resignation and the nature of such conflict to the Corporation at least 21 days prior to the date upon which such resignation is to take effect, and shall on such date be discharged from all further duties and liabilities hereunder. The validity and enforceability of this Indenture and any Notes shall not be affected in any manner whatsoever by reason only of the existence of a material conflict of interest of the Trustee.

  (b)
  If at any time the Trustee fails to comply with the provisions of Section 11.3(a), the Trustee shall within 10 days after the expiration of the 90-day period referred to therein, transmit notice of such failure to the Holders in the manner provided for notices to the Holders in Section 10.2.

  (c)
  The Trustee may act, if requested by the Corporation, as trustee with respect to Convertible Debt, whether issued pursuant to this Indenture or otherwise.

11.4    Conditions Precedent to Trustee's Obligation to Act

        The Trustee shall not be bound to give any notice or take any action or proceeding unless it is required to do so under the terms of this Indenture. The Trustee shall not be required to take notice of an Event of Default under this Indenture, other than in respect of payment of any money required by any provision of this Indenture to be paid to it, unless and until the Trustee is notified in writing of such Event of Default by any Noteholder or the Corporation, or has specific knowledge of such Event of Default. In the absence of such notice or knowledge, the Trustee may for all purposes of this Indenture assume that no Event of Default has occurred.

        The obligation of the Trustee to commence or continue any act, action or proceeding under this Indenture shall be conditional upon its receipt of the following:

  (a)
  an Extraordinary Resolution, Ordinary Resolution, Noteholders' Request, requisition in writing, or such other notice or direction as is required pursuant to this Indenture, specifying the action or proceeding which the Trustee is requested, directed or authorized to take;

  (b)
  sufficient funds to commence or continue such act, action or proceeding; and

  (c)
  an indemnity satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damages it may suffer by reason thereof.

11.5    Resignation and Removal; Appointment of Successor

  (a)
  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section 11.5 shall become effective until the acceptance of appointment by the successor Trustee under Section 11.6.

  (b)
  The Trustee may resign at any time by giving 60 days written notice thereof to the Corporation. If an instrument of acceptance by a successor Trustee shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the signing Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

  (c)
  The Trustee may be removed at any time by an Extraordinary Resolution of the Noteholders.

  (d)
  If at any time:

  (1)
  the Trustee shall fail to comply with the provisions of Section 11.3, or

  (2)
  the Trustee shall cease to be eligible under Section 11.1 and shall fail to resign after written request therefor by the Corporation or by any Holder who has been a bona fide Noteholder for at least six months, or

  (3)
  the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation. conservation or liquidation, then, in any case,

      (i)
      the Corporation by a Certified Resolution may remove the Trustee, or

      (ii)
      in the case of clause (1) above, a Noteholder and any other interested party, and in the case of clauses (2) and (3) above, any Noteholder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

  (e)
  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Corporation, by a Certified Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Ordinary Resolution of the Noteholders, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 11.6, become the successor Trustee and supersede the successor Trustee appointed by the Corporation. If no successor Trustee shall have been so appointed by the Corporation or the Holders of the Notes and so accepted such appointment, a Noteholder may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Any successor Trustee appointed under any provision of this Section 11.5 shall be a corporation authorized to carry on the business of a trust company in all of the provinces of Canada.

  (f)
  The Corporation shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by registered mail, postage prepaid, to the Noteholders as their names and addresses appear in the Register. Alternatively, the Corporation may give such notice pursuant to a Bulletin issued by CDS. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

11.6    Acceptance of Appointment by Successor

        Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Corporation and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, upon written request of the Corporation or the successor Trustee, such retiring Trustee shall, upon payment of all amounts due it under Section 6.4, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the claim provided for in Section 6.4. Upon request of any such successor Trustee, acting reasonably, the Corporation shall execute any and all deeds, conveyances or instruments for more fully and certainly vesting in and confirming to it such rights, powers and trusts.

        No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Section 11.

11.7    Trustee May Deal in Notes

        The Trustee may buy, sell, lend upon and deal in the Notes and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

11.8    No Person Dealing with Trustee Need Inquire

        No Person dealing with the Trustee shall be required to inquire as to whether the powers that the Trustee is purporting to exercise have become exercisable, or whether any amount remains due upon the Notes or to see to the application of any amount paid to the Trustee.

11.9    Investment of Money Held by Trustee

        Unless otherwise provided in this Indenture (including the provisions of Section 8.5), any funds held by the Trustee under the trusts of this Indenture shall be deposited in a trust account in the name of the Trustee (which may be held with the Trustee or an Affiliate of the Trustee), which account shall be interest-bearing unless otherwise agreed by the Corporation. Upon the written direction of the Corporation, the Trustee shall invest such funds in Authorized Investments in its name and in accordance with such direction. Any direction by the Corporation to the Trustee as to the investment of funds shall be in writing and shall be provided to the Trustee not later than 9:00 a.m. on the Business Day on which the investment is to be made. Any such direction received by the Trustee after 9:00 a.m. or received on a day which is not a Business Day shall be deemed to have been given prior to 9:00 a.m. on the next Business Day. The Trustee shall not be held liable for any losses incurred in the investment of any funds in Authorized Investments.

        All interest or other income received by the Trustee in respect of any investment or deposit made pursuant to the provisions of this Section 11.9 shall belong to the Corporation, and unless and until the Trustee shall have declared the principal of and Premium and interest on the Notes to be due and payable, the Trustee shall pay over to the Corporation all such interest and other income forthwith upon receipt thereof by the Trustee.

        For the purposes of this Section 11.9, "Affiliate of the Trustee" includes Canadian Imperial Bank of Commerce, CIBC Mellon Global Securities Services Company and Mellon Bank, N.A.

11.10    Trustee Not Required to Give Security

        The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of this Indenture.

11.11    Trustee Not Required to Possess Notes

        All rights of action under this Indenture may be enforced by the Trustee without the possession of any of the Notes or the production thereof on any trial or other proceedings relative thereto.

11.12    Evidence of Compliance

        The Corporation shall furnish to the Trustee forthwith evidence of compliance with the conditions specified in this Indenture relating to the issue, certification, authentication and delivery of Notes hereunder, the satisfaction and discharge of this Indenture or the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation. Such evidence shall consist of:

  (a)
  an Officers' Certificate addressed to the Trustee stating that such conditions have been complied with in accordance with the terms of this Indenture; and

  (b)
  in the case of conditions, compliance with which are by this Indenture subject to review or examination by Corporation Counsel, an opinion of Corporation Counsel addressed to the Trustee that such conditions have been complied with in accordance with the terms of this Indenture, including any statements required by applicable law.

11.13    Form of Evidence

        Evidence furnished to the Trustee, which relates to a matter other than the issue, certification and delivery of Notes or the satisfaction and discharge of this Indenture or the compliance with a particular term of the Indenture which specifies more particularly the nature of evidence required for compliance, may consist of or otherwise be in accordance with a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other Person whose qualifications give authority to a statement made by such Person, but if such report or opinion is furnished by a director, officer or employee of the Corporation it shall be in the form of a statutory declaration or a certificate.

        Evidence furnished to the Trustee pursuant to Section 11.12 or this Section 11.13 shall include:

  (a)
  a statement by the Person giving the evidence declaring that such Person has read and understands the provisions hereof relating to the conditions precedent with respect to compliance with which such evidence is being given;

  (b)
  a statement describing the nature and scope of the examination or investigation upon which the statements or opinions contained in the evidence are based;

  (c)
  a statement declaring that, in the belief of the Person giving the evidence, such Person has made such examination or investigation as is necessary to enable such Person to make the statements or give the opinions contained or expressed therein; and

  (d)
  a statement permitting and acknowledging reliance thereon by Holders.

11.14    Certain Rights of Trustee

        Subject to the provisions of Section 11.2,

  (a)
  the Trustee may conclusively act and rely as to the truth of the statements and correctness of the opinions expressed in, shall not be bound to make any investigation into the facts or matters of, and shall be fully protected in acting or relying or refraining from acting upon, any resolution, certificate, statement, statutory declaration, instrument, opinion, report, notice, request, direction, consent, order, bond, Note, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

  (b)
  any request or order of the Corporation shall be sufficiently evidenced by a request or order in writing and signed by any officer of the Corporation, any resolution of the Directors shall be sufficiently evidenced by a Certified Resolution, and the Trustee may conclusively act and rely on any such request, order or Certified Resolution;

  (c)
  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, rely and act upon an Officers' Certificate;

  (d)
  the Trustee at the expense of the Corporation may consult with Trustee Counsel and such other experts and advisers as the Trustee believes are necessary to enable it to determine and discharge its duties hereunder, and the advice or opinion of the Trustee Counsel, experts or advisers shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; and

  (e)
  the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture unless such Noteholders shall have offered to the Trustee sufficient funding or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, and provisions of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 11.14(e).

11.15    Merger, Conversion, Consolidation or Succession to Business

        Any corporation into which the Trustee may be merged or with which it may be amalgamated or consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Section 11, without the need for execution or filing of any specific instrument or any further act on the part of any of the parties hereto to evidence same.

11.16    Action by Trustee to Protect Interests

        The Trustee shall have power to institute and maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Noteholders.

11.17    Protection of Trustee

        The Corporation hereby indemnifies and saves harmless the Trustee and its directors, officers and employees (each in this paragraph, an "Indemnified Persons") from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages, taxes (other than income or capital taxes), penalties and liabilities whatsoever brought against or incurred by the Trustee (collectively in this paragraph, "Claims"), including Claims arising under or pursuant to Environmental Laws, which it may suffer or incur as a result of or arising in connection with the performance of its duties and obligations under this Indenture, including any and all legal fees and disbursements of whatever kind or nature, except that no Indemnified Person shall be entitled to indemnification in respect of a Claim resulting from the negligence, wilful misconduct, breach of fiduciary duty or bad faith of the Trustee. This indemnity shall survive the removal or resignation of the Trustee under this Indenture and the termination of this Indenture.

        The Trustee shall not be liable for or by reason of any statements of fact in this Indenture or in the Notes (except for the representations contained in Sections 11.3 and 11.18 and in the certificate of the Trustee on the Notes) or required to verify such statements, and all such statements are and shall be deemed to be made by the Corporation.

        The Trustee shall not be bound to give notice to any Person of the execution of this Indenture.

        The Trustee shall not incur any liability or responsibility whatever or in any way be responsible for the consequence of any breach on the part of the Corporation of any of the covenants contained in this Indenture or in any Notes or of any acts of the agents or employees of the Corporation.

        Neither the Trustee nor any Affiliate of the Trustee shall be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

        Nothing in this Indenture shall impose on the Trustee any obligation to see to, or to require evidence of, the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental to this Indenture in any jurisdiction.

        The Trustee shall not:

  (a)
  be responsible or liable for any debts contracted by it, for damages to persons or property, for salaries, or for non-fulfilment of contracts in any period during which the Trustee is managing or in possession of assets of the Corporation;

  (b)
  be liable to account as mortgagee in possession or for anything other than actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable;

  (c)
  be bound to do, observe or perform or to see to the observance of performance by the Corporation of any obligations or covenants imposed upon the Corporation; or

  (d)
  in the case of any chattel paper, security or instrument, be obligated to preserve rights against any other Persons,

and the Corporation waives any provision of applicable law permitted to be waived by it which imposes higher or greater obligations upon the Trustee.

        The Trustee shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any security deposited with it.

        The Trustee shall not incur any liability with respect to the delivery or non-delivery of any certificate or certificates whether delivered by hand, mail or any other means.

        The Trustee shall not be responsible for ensuring that the proceeds from the sale of Notes are used in a manner contemplated by any prospectus pursuant to which such Notes were offered or sold.

11.18    Authority to Carry on Business

        The Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in each of the provinces of Canada. If the Trustee ceases to be authorized to carry on such business in any province of Canada, the validity and enforceability of this Indenture and the Notes issued under this Indenture shall not be affected in any manner whatsoever by reason only of such event, but within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada the Trustee either shall become so authorized or shall resign in the manner and with the effect specified in Section 11.5.

11.19    Trustee Not Liable in Respect of Depository

        The Trustee shall not have any liability whatsoever for:

  (a)
  any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes held by and registered in the name of a Depository or any BEO Participant;

  (b)
  maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or

  (c)
  any advice or representation made or given by or with respect to a Depository and made or given herein with respect to rules of such Depository or any action to be taken by a Depository or at the direction of a BEO Participant.

11.20    Global Notes

        Notes issued to a Depository in the form of a Global Note shall be subject to the following:

  (a)
  the Trustee may deal with the Depository as the authorized representative of the beneficial owners of such Notes;

  (b)
  the rights of the beneficial owners of such Notes shall be exercised only through such Depository;

  (c)
  such Depository will make book-entry transfers among the BEO Participants and will receive and transmit distributions of principal, Premium and interest on the Notes to the BEO Participants; and

  (d)
  the BEO Participants shall have no rights under this Indenture or under or with respect to any of the Notes held on their behalf by such Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Notes represented by such Global Note for all purposes whatsoever.

11.21    Trustee Appointed Attorney

        The Corporation hereby irrevocably appoints the Trustee to be the attorney of the Corporation in the name and on behalf of the Corporation to execute any documents and to do any acts and things which the Corporation ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Indenture and generally to use the name of the Corporation in the exercise of all or any of the powers hereby conferred on the Trustee, with full powers of substitution and revocation.

11.22    Acceptance of Trusts

        The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions set forth in this Indenture and in trust for the Noteholders from time to time, subject to the terms and conditions of this Indenture.

11.23    No Liability for Certain Deposited Monies

        The Trustee will bear no liability for monies deposited other than with the Trustee. The Trustee will disburse monies according to this Indenture only to the extent that monies have been deposited with it.

SECTION 12 — SUPPLEMENTAL INDENTURES

12.1    Supplemental Indentures

        From time to time the Trustee and, when authorized by a resolution of its Directors, the Corporation may, without the consent of any Noteholder, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers Supplemental Indentures, which thereafter shall form part of this Indenture, for any one or more of the following purposes:

  (a)
  adding limitations or restrictions to be observed by the Corporation upon the amount or issue of Notes hereunder, provided that such limitations or restrictions shall not be materially adverse to the interests of the Noteholders;

  (b)
  adding to the covenants of the Corporation herein contained for the protection of the Noteholders or providing for Events of Default in addition to those herein specified;

  (c)
  making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Notes which do not affect the substance thereof and which it may be expedient to make, provided that such provisions and modifications will not adversely affect the interests of the Noteholders;

  (d)
  providing for the issue, as permitted hereby, of Notes of any one or more Series and the designation of any additional trustee in connection therewith;

  (e)
  evidencing the succession, or successive successions, of successors to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture; and

  (f)
  giving effect to any Extraordinary Resolution or Ordinary Resolution.

        The Trustee may also, without the consent or concurrence of the Noteholders, by Supplemental Indenture or otherwise, concur with the Corporation in making any changes or corrections in this Indenture or in any Supplemental Note which it shall have been advised by Trustee Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or omission or mistake or manifest error contained herein or in any Supplemental Indenture, provided that the rights of the Noteholders are in no way adversely affected thereby.

12.2    Effect of Supplemental Indentures

        Upon the execution of any Supplemental Indenture relating to some or all Notes, this Indenture shall be modified in accordance therewith, such Supplemental Indenture shall form a part of this Indenture for all purposes in relation to such Notes, and every Holder of such Notes shall be bound thereby. Any Supplemental Indenture providing for the issue of Notes may contain terms which add to, modify or negate any of the terms contained in this Indenture in relation to the Notes to be so issued, and to the extent that there is any difference between the terms of this Indenture and the terms contained in a Supplemental Indenture, the terms contained in the Supplemental Indenture shall be applicable to the Notes to which such Supplemental Indenture relates and the corresponding terms contained in this Indenture shall not be applicable to such Notes unless otherwise indicated in such Supplemental Indenture; provided that no provision in a Supplemental Indenture relating to a Series of Notes shall adversely affect the rights of holders of Notes of any other Series.

12.3    Execution of Supplemental Indentures

        In executing, or accepting the additional trusts created by, any Supplemental Indenture permitted by this Indenture or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in acting and relying upon, an opinion of Corporation Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such Supplemental Indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

12.4    Reference in Securities to Supplemental Indentures

        Securities of any Series authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Section may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such Supplemental Indenture.

SECTION 13 — EVIDENCE OF RIGHTS OF NOTEHOLDERS

13.1    Evidence of Rights of Noteholders

        Any instrument which this Indenture may require or permit to be signed or executed by the Noteholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Noteholders in person or by attorney duly appointed in writing. Proof of the execution of any such instrument, or of a writing appointing any such attorney or of the holding by any Person of Notes shall be sufficient for any purpose of this Indenture if the fact and date of the execution by any Person of such instrument or writing are proved by the certificate of any notary public or other officer authorized to take acknowledgements of deeds to be recorded at the place at which such certificate is made that the Person signing such request or other instrument or writing acknowledged to him the execution thereof, or by an affidavit of a witness of such execution, or in any other manner which the Trustee may consider adequate.

        The Trustee may, nevertheless, in its discretion, require further proof when it deems further proof desirable or may accept such other proof as it shall consider proper.

        The ownership of Notes shall be proved by the Register as herein provided.

SECTION 14 — EXECUTION AND FORMAL DATE

14.1    Counterpart Execution

        This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

14.2    Formal Date

        For the purpose of convenience, this Indenture may be referred to as bearing the formal date of December 23, 2004, irrespective of the actual date of execution hereof.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF the parties hereto have executed this Indenture under the hands of their proper signatories in that behalf.

CRYSTALLEX INTERNATIONAL CORPORATION
By:	/s/ BORDEN ROSIAK Name: Borden Rosiak Title: Chief Financial Officer
By:	/s/ DAN ROSS Name: Dan Ross Title: Executive Vice President and Corporate Counsel

CIBC MELLON TRUST COMPANY
By:	/s/ EUGENIA PETRYLA Name: Eugenia Petryla Title: Account Manager
By:	/s/ MARK WRIGHT Name: Mark Wright Title: Associate Manager

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